Exhibit 1

No. 3299793

The Companies Act 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

GALLAHER GROUP Plc

Incorporated 2 January 1997

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CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION OF PRIVATE COMPANY

AS A PUBLIC COMPANY

Company No. 3299793

The Registrar of Companies for England and Wales hereby certifies that

Gallaher Group Plc.

formerly registered as a private company has this day been re-registered under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, London, the 12th May 1997

MRS. L. BARNES

For The Registrar Of Companies

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CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 3299793

The Registrar of Companies for England and Wales hereby certifies that

GALLAHER GROUP LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, London, the 2nd January 1997

MRS. L. BARNES

For The Registrar Of Companies

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Company No.: 3299793

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

GALLAHER GROUP Plc

(As amended by Written Resolutions passed on 20 March 1997
and by Written Resolutions passed on 12 May 1997)

1.	Name

The Company's name is "Gallaher Group Plc" (Note 1).

2.	Public Company

The Company is to be a public company (Note 2).

3.	Registered Office

The Company's registered office is to be situated in England and Wales.

4.	Objects

The object for which the Company is established is to carry on business as a general commercial company and accordingly to carry on any trade or business whatsoever and so that the Company has power to do all such things as are incidental or conducive to the carrying on of any trade or business by it and in addition and without prejudice to the generality of foregoing the further objects for which the company is established are:

4.1	To carry on the business of a holding company, and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stock, debentures, debenture stock, bonds, loans, obligations or securities of whatsoever nature issued by any company or body corporate wheresoever incorporated or carrying on business and to exercise or enforce all rights conferred by or incidental to the ownership thereof.

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4.2	To co-ordinate finance and manage all or any part of the business and operations of any and all companies controlled, directly or indirectly, by the Company or in which the Company is interested whether as a shareholder or otherwise and whether directly or indirectly.

4.3	To carry on generally the business of tobacco manufacturers, planters, growers, exporters, importers and merchants and dealers in tobacco, cigars, cigarettes, snuff, any other commodity made wholly or partly from tobacco, tobacco machinery and other articles and things whether of a like or of a different kind.

4.4	To buy, sell, manufacture, refine, process and grow all things capable of being used in any such business as aforesaid or required by any persons having dealings with the Company or which may seem capable of being profitably dealt with in connection with such business.

4.5	To carry on any other trade or business which may seem to the Company capable of being conveniently carried on in connection with the objects specified in sub-clauses 4.2, 4.3 or 4.4 hereof.

4.6	To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

4.7	To advertise, market and sell the products of the Company and of other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

4.8	To purchase or by any other means acquire for any interest, whether freehold or leasehold, and to hold as an investment any land, whether having buildings of any description erected thereon or not, to turn to account any land belonging to the Company by leasing the same or any premises erected thereon or otherwise and generally to acquire and hold as an investment land and other property of any kind and to provide for the management of, and to assist, any other company in which the Company holds shares or is otherwise interested on such terms as may be thought fit.

4.9	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, inventions, copyrights, registered designs, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business and to hold, develop and turn to account and deal with the same in such manner as may be thought fit.

4.10	To build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, repair, renew, discontinue, manage or control

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buildings, structures, works, apparatus, equipment or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

4.11	To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy, sell, transact, enter into and to carry on the business of dealers in financial futures, currencies, options, interest rate transactions and commodities of every kind including but not limited to buying, selling or dealing in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, money, securities for money, bills of exchange, promissory notes, insurance or other financial policies, baskets of currencies, sale and repurchase transactions, buy-sell back arrangements, precious metals, bullion and specie and any other foreign exchange or interest rate or currency hedging arrangements and any other derivative instruments (whether on exchange or off exchange) whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

4.12	To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and, in particular, by mortgages and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, of debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances.

4.13	To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

4.14	To receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of any person.

4.15	To lend money to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, to guarantee either by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or

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principal (together with any premium) of and dividends or interest on any debenture Stock, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's holding or subsidiary company (each as defined in the Companies Act 1985 as amended by the Companies Act 1989) or another subsidiary of such holding company, or otherwise associated with the Company in business and whether or not this Company receives directly or indirectly any consideration or advantage therefrom.

4.16	To open and maintain accounts of every kind, character or description whatsoever of the Company and accounts with and for customers or other persons, including margin or collateral accounts with respect to financial futures, currencies and commodities and to do anything incidental to the maintaining of such accounts.

4.17	To draw, grant, make, accept, endorse, negotiate, discount, execute and issue and to buy, sell and deal with letters of credit, drafts, promissory notes, bills of exchange, acceptances and other forms of credit, negotiable or transferable instruments or securities.

4.18	To invest and deal with the moneys of the Company not immediately required in or upon such investments or securities and in such manner as may from time to time be determined.

4.19	(A)	To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, Officers or employees or Auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking, pension fund or employees' share scheme; and

	(B)	to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

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4.20	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's holding company or is a subsidiary of the Company or any such holding company, or otherwise associated with the Company in business or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

4.21	To establish and maintain, and to contribute to, any scheme for encouraging facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company.

4.22	To constitute any trusts with a view to the issue of preferred and deferred or any other special stock, securities, certificates or other documents based on or representing any shares, stock or other assets appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, hold or dispose of any such preferred, deferred or other special stock, securities, certificates or documents.

4.23	To apply for, promote and obtain any Act of Parliament, statutory instrument, order, right, privilege, franchise, concession, licence or authorisation of any government, state or municipality or other department or authority and to carry out, exercise and comply with the same, or enter into arrangements with any such body for enabling the Company to carry out any of its objects or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Company to be expedient and to carry out, exercise and comply with the same and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the interests of the Company.

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4.24	To pay and discharge all or any expenses, costs and disbursements, to pay commissions and to remunerate any person for services rendered or to be rendered in connection with the formation, promotion, registration and flotation of the Company and the underwriting or placing or issue at any time of any securities of the Company or of any other person.

4.25	To apply for, acquire and hold membership in any trade, financial or other association or organisation, membership of which will in any way facilitate the conduct of the Company's business.

4.26	To subscribe or guarantee money for or organise or assist any national, local, charitable, benevolent, public, general or useful object, or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

4.27	To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist and such company.

4.28	To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stock or securities and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

4.29	To amalgamate with any other company, whether by sale or purchase ( for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

4.30	To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on.

4.31	To sell, improve, manage, develop, turn to account, exchange, let on rent, grant royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all

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property, assets, rights and effects for the time being of the Company for such consideration as the Company may think fit and, in particular, for shares, stock or securities, whether fully or partly paid up.

4.32	To distribute among the members in specie or otherwise any property or assets of the Company, or any proceeds of sale or disposal of any property or assets of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

4.33	To carry on any other business or activity of any nature whatsoever which may seem to the directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company's assets or utilising its skills, know-how or expertise.

4.34	To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

4.35	To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

4.36	To do all such things as may be deemed, or as the Company considers to be, incidental or conducive to the above objects or any of them.

The objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraphs or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct company.

AND it is hereby declared that in this clause:-

"company", except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere;

"person" shall include any company as well as any other legal or natural person;

"subsidiary" and "holding company" shall include, respectively, "subsidiary undertaking" and "parent undertaking";

"securities" shall include any fully, partly or nil paid or no par value share, stock,

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unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

"and" and "or" shall mean "and/or" where the context so permits;

"other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible.

5.	Members' Liability

The liability of the Members is limited.

6.	Share Capital

The Company's share capital is £1,000,000 divided into 1,000,000 shares of £1 each, and the Company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions (Notes 3-7).

Notes:

1.	The Company was incorporated on 2 January 1997 under the name of Gallaher Group Limited. The Company was re-registered as a public company and the name of the Company was changed to Gallaher Group Plc by a Written Resolution passed on 12 May 1997.

2.	Adopted by a Written Resolution passed on 12 May 1997.

3.	By a Written Resolution passed on 20 March 1997, the nominal share capital of the Company was increased to £1,500,000 by the creation of 500,000 ordinary shares of £1 each ranking pari passu in all respects with the existing ordinary shares.

4.	By a Written Resolution passed on 20 March 1997, every 3 existing issued and unissued ordinary shares of £1 each in the capital of the Company were consolidated into 1 ordinary share of £3.

5.	By a Written Resolution passed on 20 March 1997, every 1 existing issued and unissued ordinary share of £3 in the capital of the Company was sub-divided into 20 ordinary shares of 15p each.

6.	By a Written Resolution passed on 20 March 1997, the nominal capital of the Company was increased to £105,000,000 by the creation of 690,000,000 ordinary shares of 15p each ranking pari passu in all respects with the existing ordinary shares.

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7.	By a Written Resolution passed on 12 May 1997, every 2 existing issued and unissued ordinary shares of 15p each in the capital of the Company were sub-divided into 3 ordinary shares of 10p each.

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We, the subscribers to this memorandum of association, wish to be formed into a company pursuant to this memorandum of association, and we agree to take the number of shares shown opposite our respective names.

Names and Addresses of Subscribers	Number of shares taken by each Subscriber

Grant Guy Macpherson 21 Wilson Street LONDON EC2M 2TX	1

Michael Harold Prosser 21 Wilson Street LONDON EC2M 2TX	1

Total shares taken:	2

Dated 02 January 1997

Witness to the above signatures:	John Cowan 21 Wilson Street LONDON EC2M 2TX Solicitor

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THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GALLAHER GROUP Plc

Registered Number:	3299793

Incorporated:	2 January 1997

(Adopted by Special Resolution passed on 12 May 1997 and amended up to 18 May 2001)

Simmons & Simmons

CityPoint     One Ropemaker Street     London EC2Y 9SS
T 020 7628 2020   F 020 7628 2070   DX Box No. 12

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Company No:- 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

of

GALLAHER GROUP PLC

At the Annual General Meeting of the Company duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 11.00 a.m. on Wednesday, 27 May 1998 the following Resolutions were duly passed as Ordinary Resolutions:

ORDINARY RESOLUTIONS

1.	To receive the report of the directors and the accounts for the year ended 31 December 1997 and the auditor's report thereon.

2.	To declare a final dividend for the year ended 31 December 1997 of 9.625p per ordinary share payable on 29 May 1998 to shareholders on the register at the close of business on 27 March 1998.

3.	To re-elect Mr Nigel Northridge as a director of the Company.

4.	To re-elect Mr Bill Curry as a director of the Company.

5.	To re-elect Mr Christoper Fielden as a director of the Company.

6.

To reappoint Coopers & Lybrand as auditors of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next general meeting at which the accounts are laid before the Company and to authorise the directors to fix their remuneration.

DATED 27 MAY 1998

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Company No:- 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

of

GALLAHER GROUP PLC

At the Annual General Meeting of the Company duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 11.00 a.m. on Wednesday, 27 May 1998 the following Resolutions were duly passed as Ordinary Resolutions:

RESOLUTIONS

7.	THAT for the purposes of Article 10 of the Company's Articles of Association:

	(A)	the Section 80 Amount shall be £23,000,000;

	(B)	the Section 89 Amount shall be £3,450,000; and

the authority and power conferred by this Resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 26 August 1999, being not later than 15 months after the date of the passing of this Resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities or equity securities (as appropriate) to be allotted after the expiry of such period) and the authority conferred by "A" of this Resolution is in substitution for and to the exclusion of any and all authorities previously conferred on the Directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this Resolution.

8.	THAT the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163(3) of the Companies Act 1985) on The London Stock Exchange Limited of ordinary shares of 10p each in the share capital of the Company ("Ordinary Shares") provided always that:

	(A)	the maximum number of Ordinary Shares hereby authorised to be purchased is 69,000,000 (representing approximately 10% of the Company's issued Ordinary Share capital);

	(B)	the minimum price which may be paid for any such Ordinary Share is 10p (exclusive of advanced corporation tax and expenses);

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(C)	the maximum price which may be paid for an Ordinary Share shall be an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

(D)	the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next Annual General Meeting of the Company to be held in 1999 or, if earlier on 26 November 1999 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of Ordinary Shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly or partly after such expiry, and may make a purchase of Ordinary Shares in pursuance of any such contract as if the authority conferred hereby had not expired.

DATED 27 MAY 1998

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Secret

Company Number: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

of

GALLAHER GROUP PLC

At the Annual General Meeting of the Company duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 10.00am on Tuesday 18th May 1999 the following Resolutions were duly passed as Ordinary Resolutions:

ORDINARY RESOLUTIONS

1	To receive the report of the directors and the accounts for the year ended 31 December 1998 and the auditor's report thereon.

2	To declare a final dividend for the year ended 31 December 1998 of 13.7p per ordinary share payable on 25 May 1999 to shareholders on the register at the close of business on 19 March 1999.

3	To re-elect Mr. Philip Burchell as a director of the Company.

4	To re-elect Mr. Richard Brooke as a director of the Company.

5	To re-elect Mr. John Gildersleeve as a director of the Company.

6	That PricewaterhouseCoopers be re-appointed as auditors of the Company (having previously been appointed by the Board to fill the casual vacancy arising by reason of the resignation of Coopers & Lybrand) to hold office until the conclusion of the next general meeting at which accounts are laid before the Company and that the directors be authorised to fix their remuneration.

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No. 3299793

COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

ORDINARY AND SPECIAL RESOLUTIONS

OF

GALLAHER GROUP PLC

Passed 18 May 1999

At the Annual General Meeting of the above-named Company, duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 10 am on Tuesday, 18 May 1999, the following Resolutions were duly proposed and passed as Ordinary and Special Resolutions:-

Ordinary Resolution

That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £22,500,000 and the authority conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 17 August 2000, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for and to the exclusion of any and all authorities previously conferred on the directors for the purposes of section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

Special Resolutions
1.	That for the purposes of article 10 of the Company's Articles of Association the Section 89 Amount shall be £3,385,000 and the power conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 17 August 2000, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may

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make offers or enter into agreements which would or might require equity securities to be allotted after the expiry of such period).

2.
That the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163(3) of the Companies Act 1985) on the London Stock Exchange Limited of ordinary shares of 10p each in the share capital of the Company ("Ordinary Shares") provided always that:

	a	the maximum number of Ordinary Shares hereby authorised to be purchased is 67,000,000 (representing approximately 10% of the Company's issued Ordinary Share capital);

	b	the minimum price which may be paid for any such Ordinary Share is 10p (exclusive of advanced corporation tax and expenses);

	c	the maximum price which may be paid for an Ordinary Share shall be an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and,

	d	the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next Annual General Meeting of the Company to be held in 2000 or, if earlier on 17 November 2000 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of Ordinary Shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly of partly after such expiry, and may make a purchase of Ordinary Shares in pursuance of any such contract as if the authority conferred hereby had not expired.

3.	That article 94 of the Articles of Association of the Company be altered in the following respects:

1	By deleting the existing Article 94.1 and substituting the following in its place:

"At the Annual General Meeting in every year from and including 2000 there shall retire from office by rotation:

	(A)	all Directors who held office at the time of the two preceding Annual General Meetings and who did not retire by rotation at either of them;

	(B)	any Director who wishes to retire and not to offer himself for re-election or any Director who is due to retire by reason of age; and,

	(C)	if the number of Directors retiring under (A) and (B) above is less than one-third of the Directors or, if their number if not three or a multiple of

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three, less than the number which is nearest to but does not exceed one-third, such additional number of Directors as shall together with the Directors retiring under (A) and (B) above equal one-third of the Directors or, if their number is not three or a multiple of three, the number which is nearest to but does not exceed one-third; and,

2	In Article 94.2 by deleting the words "The Directors so to retire shall include any Director who wishes to retire and not to offer himself for re-election or any Director who is due to retire by reason of age and shall thereafter" and substituting the following "The Directors to retire under paragraph (C) of Article 94.1 shall".

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No. 3299793

COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

OF

GALLAHER GROUP PLC

Passed 18 May 1999

At the Annual General Meeting of the above-named Company, duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 10 am on Tuesday, 18 May 1999, the following Resolution was duly proposed and passed as Ordinary Resolution:-

Ordinary Resolution

That pursuant to the provisions of Article 113.2 (A) of the Articles of Association of the Company sanction is hereby given to the aggregate principal amount from time to time outstanding of all Borrowings by the Group (exclusive of those Borrowings which are to be excluded under such provisions) exceeding the limit referred to in that Article provided that the said aggregate principal amount shall not at any time exceed an amount equal to the greater of £3 billion and two times the Adjusted Capital and Reserves, all expressions bearing the meaning given thereto in Article 113 of the said Articles

.

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No.  3299793

COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

OF

GALLAHER GROUP PLC

At the Annual General Meeting of the above-named Company, duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 2.00 p.m. on Tuesday, 9 May 2000, the following Resolutions were duly proposed and passed as Ordinary Resolutions:-

Resolutions

1.	To receive the report of the directors and the accounts for the year ended 31 December 1999 and the auditor's report thereon.

2.	To declare a final dividend for the year ended 31 December 1999 of 15p per ordinary share payable on 16 May 2000 to shareholders on the register at the close of business on 17 March 2000.

3.	To re-elect Mr. Peter Wilson as a director of the Company.

4.	To re-elect Sir Graham Hearne as a director of the Company.

5.	To re-elect Mr. Thomas Hayes as a director of the Company.

6.	To re-elect Dr. Antony Portno as a director of the Company.

7.	To re-elect Nigel Simon as a director of the Company.

8.	To reappoint PricewaterhouseCoopers as auditors of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next general meeting at which accounts are laid before the Company and to authorise the directors to fix their remuneration.

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No. 3299793

COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

OF

GALLAHER GROUP PLC

At the Annual General Meeting of the above-named Company, duly convened and held at Merchant Taylors' Hall, 30 Threadneedle Street, London EC2R 8AY at 2:00 p.m. on Tuesday, 9 May 2000, the following Resolutions were duly proposed and passed as Special Resolutions:-

Resolutions

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £22,000,000 and the authority conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 8 August 2001, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for and to the exclusion of any and all authorities previously conferred on the directors for the purposes of section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

2.	That for the purposes of Article 10 of the Company's Articles of Association the Section 89 Amount shall be £3,300,000 and the power conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 8 August 2001, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require equity securities to be allotted after the expiry of such period).

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3.	That the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163(3) of the Companies Act 1985) on the London Stock Exchange Limited of ordinary shares of 10p each in the share capital of the Company provided always that:

	a	the maximum number of ordinary shares hereby authorised to be purchased is 66,000,000 (representing approximately 10% of the Company's issued ordinary share capital);

	b	the minimum price which may be paid for any such ordinary share is 10p (exclusive of advanced corporation tax and expenses);

	c	the maximum price which may be paid for an ordinary share shall be an amount equal to 105% of the average of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the ordinary share is contracted to be purchased; and,

	d	the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next Annual General Meeting of the Company to be held in 2001 or, if earlier on 8 November 2001 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of ordinary shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly or partly after such expiry, and may make a purchase of ordinary shares in pursuance of any such contract as if the authority conferred hereby had not expired.

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Company No: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

Of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, Fore Street, London EC2Y 5DE at 11am on 18 May 2001, the following Resolutions were duly passed as Ordinary Resolutions:

ORDINARY RESOLUTIONS

1.	To receive the report of the directors and the accounts for the year ended 31 December 2000 and the auditors’ report thereon.

2.	To declare a final dividend for the year ended 31 December 2000 of 16.1p per ordinary share payable on 23 May 2001 to shareholders on the register at the close of business on 16 March 2001.

3.	To re-elect Mr Nigel Northridge as a director of the Company.

4.	To re-elect Mr William Curry as a director of the Company.

5.	To re-elect Mr Christopher Fielden as a director of the Company.

6.	To re-elect Mr Mark Rolfe as a director of the Company.

7.	To re-appoint PricewaterhouseCoopers as auditors of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next general meeting at which accounts are laid before the Company and to authorise the directors to fix their remuneration.

8.	That the directors be and hereby are empowered to introduce a Gallaher Group All Employee Share Ownership Plan, the principal terms of which are summarised in Appendix 1 to the Notice, and that such a Plan be and hereby is approved and that the directors be and they are hereby authorised to do all acts and things necessary to establish and carry it into effect.

 DATED 30 May 2001

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Appendix 1

Summary of the main provisions of The Gallaher Group All Employee Share Ownership Plan ("the Plan")

1  Constitution
The Plan is to be approved by the UK Inland Revenue and will be constituted by a trust deed. Trustees who are otherwise eligible to do so will be permitted to participate in the Plan. Save to the extent required by the terms of the trust deed, the Plan will be administered by the Board of directors of the Company ("the Board").

2  Operation of the Plan
On any occasion on which the Board decides to operate the Plan, it may be operated in one or more of the following ways:

   (i)  as a Free Plan;

   (ii)  as a Partnership Plan; and,

   (iii)  as a Matching Plan.

3  Free Plan
The employing companies will provide the trustees with funds to enable them to subscribe for and/or purchase ordinary shares in the Company ("Shares") which will then be allocated to the eligible employees. The maximum individual allocation of Shares under the Free Plan ("Free Shares") in any tax year will be shares having a value of £3,000 (or such other amount prescribed by legislation).
  Any allocation of Free Shares must be made on similar terms; however, the allocation can be linked to individual, team, divisional or corporate performance as the Board may decide. The performance targets must not contain any features which have the effect of concentrating the awards on directors or higher paid employees.
  Free Shares must be held by the trustees for a minimum period of three years or for such longer period not exceeding five years as the Board may decide. If a participant ceases to be employed by the Group before the end of this period, his/her Free Shares must be withdrawn from the trust.
  If the participant ceases to be employed within the minimum three year period (or within such shorter period as the Board may decide) otherwise than in certain specified circumstances such as redundancy or disability, the Free Plan may provide that his/her Free Shares will be forfeited.

4  Partnership Plan
Under the Partnership Plan, an eligible employee may enter into an agreement with the Company to allocate up to £1,500 (or such other amount prescribed by legislation) of his/her pre-tax salary each year to subscribe for and/or purchase Shares ("Partnership Shares"). The agreement may provide for the Partnership Shares to be bought within 30 days of the day on which the deduction is made. Alternatively, the agreement may provide for the deductions to be accumulated for a period (not exceeding 12 months) and for the Partnership Shares to be bought within 30 days of the end of that period.
  A participant may withdraw his/her Partnership Shares at any time.

5  Matching Plan
If the Board decides to operate the Partnership Plan in any period, it may also decide to operate the Matching Plan in the same period. Under the Matching Plan, the employing companies will provide the trustee with funds to enable them to subscribe for and/or purchase Shares ("Matching Shares") which will then be allocated to the eligible employees up to a maximum ratio of two Matching Shares for every Partnership Share. Participation in the Matching Plan must be open to all eligible employees on the same basis. Matching Shares must be held by the trustee for a minimum period of three years or for such longer period not exceeding five years as the Board may decide.

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Gallaher Group Plc
Notice of fourth Annual General Meeting of Gallaher Group Plc

If a participant ceases to be employed within the Group before the end of this period, his/her Matching Shares must be withdrawn from the trust. If the participant ceases to be employed within the minimum three year period (or within such shorter period as the Board may decide) other than for a specified reason such as redundancy or disability or withdraws his/her Partnership Shares from the trust before the end of the minimum three year period, the Matching Plan may provide that his/her Matching Shares will be forfeited.

6   Eligibility

All UK resident employees of the Company and its participating subsidiaries who have not less than one year's continuous service (or such shorter period as the Board may decide) must be eligible to participate in the Plan. Other employees may be eligible to participate in the Plan at the Board's discretion. However, no person may participate in the Plan in any tax year if, in the same tax year, he/she has participated in another Inland Revenue approved employee share ownership plan or an Inland Revenue approved profit sharing scheme.

7   Subscription price

The subscription price of any Shares issued for the purposes of the Plan will be determined by the Board. Except as required by the legislation, it may not be less than an amount equal to the middle market quotation of a Share, as derived from the London Stock Exchange Daily Official List, for the dealing day immediately preceding the date of subscription.

8   Plan limits

On any date, the aggregate nominal amount of new Shares which may be issued to the trustees under the Plan may not, when added to the nominal amount of new Shares allocated in the previous 10 years under all employee share schemes of the Group, exceed 10% of the equity share capital of the Company. For this purpose, Shares are allocated under option schemes when the options are granted and under any other schemes when the Shares are issued. Options which lapse, by reason of non-exercise or otherwise, cease to count. No account is taken of Shares which are acquired by purchase rather than by subscription except where such Shares were first issued to an employee trust for the purpose of satisfying an option holder's rights. No account is taken of Shares which an employee purchases using his/her own funds except on the exercise of an option under an option scheme.

9   Dividends

The Plan may provide that any dividends paid on the Free, Partnership or Matching Shares will either be paid to the participants or re-invested in the purchase of additional Shares to be held in the Plan for a period of three years.

10   Voting rights

The Plan may provide that the voting rights attributable to the Shares of a participant may not be exercised while the Shares are held in the trust. Alternatively, the participant may be allowed to direct the trustees how to exercise those voting rights. The trustees will not, however, exercise the voting rights attributable to the Shares held in the trust except in accordance with the participant's instructions.

11   Change of control, reorganisations, etc

In the event of a general offer being made to the shareholders or a rights or capitalisation issue, participants will be able to direct the trustees how to act on their behalf.

12   Listing

Application will be made to the UK Listing Authority for admission to the Official List of new Shares issued under the Plan. Shares issued under the Plan will rank equally in all respects with existing shares except for rights attaching to Shares by reference to a record date prior to the date of allotment.

13   Amendments

The Board may make such amendments to the Plan as are either necessary or desirable to obtain or retain the approval of the Board of Inland Revenue to the approved part, and if so desired by the Board to apply such changes to the unapproved part or to take account of changes to applicable legislation. The Board may also make such amendments to the Plan as may be necessary or desirable to obtain or maintain favourable tax, exchange control or regulatory treatment for participants or for any company in the Group. Except as described above or for amendments designed to ease the administration of the Plan, no amendment which is to the advantage of employees or participants may be made to those provisions dealing with eligibility, individual or Plan limits or the basis upon which the employees may participate in the Plan without the prior approval of the Company in general meeting.

14   The unapproved part

The Board may establish further schemes based on the Plan but modified to take account of local tax, exchange control or securities laws in overseas territories provided that any shares made available under such further schemes are treated as counting against any limits on individual or overall participation in the Plan.

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Company No. 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

Of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, Fore Street, London EC2Y 5DE at 11 am on 18 May 2001, the following resolutions were duly passed as Special Resolutions:

SPECIAL RESOLUTIONS

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £20,450,000 and the authority conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 17 August 2002, being not later than 15 months after the date of passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for and to the exclusion of any and all authorities previously conferred on the directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

2.	That for the purposes of Article 10 of the Company's Articles of Association the Section 89 Amount shall be £3,067,000 and the power conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 17 August 2002, being not later that 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require equity securities to be allotted after the expiry of such period).

3.	That the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) on the London Stock Exchange Limited of ordinary shares of 10p each in the share capital of the Company ("Ordinary Shares") provided always that:

	a	the maximum number of Ordinary Shares hereby authorised to be purchased is 61,350,000 (representing approximately 10% of the Company's issued Ordinary Share capital);

	b	the minimum price which may be made for any such Ordinary Share is 10p (exclusive of advanced corporation tax and expenses);

	c	the maximum price which may be paid for an Ordinary Share shall be an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and,

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d

the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next Annual General Meeting of the Company to be held in 2002 or, if earlier on 17 November 2002 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of Ordinary Shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly or partly after such expiry, and may make a purchase of Ordinary Shares in pursuance of any such contract as if the authority conferred hereby had not expired.

4.	That the Company’s Articles of Association be amended in the manner set out in Appendix 2 to the Notice.

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Appendix 2

The proposed amendments to the Articles of Association of the Company are as follows:

(A)	By the insertion of a new Article 2.13A as follows:

	"2.13A	"Communication" includes a communication comprising images and a communication effecting a payment."

(B)	By the insertion of a new Article 2.18A:

	"2.18A	"Electronic Communication" means a communication by facsimile or electronic mail or any other form of electronic communication, as defined by the Electronic Communications Act 2000."

(C)	Article 77 be amended to read:

"77 Form of Proxy

Subject to Article 80.1 the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. The signature on such instrument need not be witnessed.

(D)	Article 79.1 be amended to read:

	"79.1	Subject to Article 80.1, an appointment of proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall:

	(A)	in the case of an appointment contained in an instrument in writing, be delivered at the Transfer Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment thereof or, in either case, in any document sent with the notice); or

	(B)	in the case of an appointment contained in an Electronic Communication, where an address has been specified in either the notice convening the meeting, or in any notice of any adjournment thereof or, in either case, any document sent with the notice, or in any invitation contained in an Electronic Communication inviting the appointment of a proxy, shall be delivered at that address in either case within:

	(A)	48 hours before the appointed time for the meeting or adjourned meeting at which the person named in the appointment proposes to vote, whether on a show of hands or a poll taken at or on the same day as the meeting or adjourned meeting; or,

	(B)	24 hours before a poll which is taken after the day of the meeting or adjourned meeting."

(E)	Article 80.1 to be amended to read:

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	''80.1	Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, (but subject to the provisions of the Acts) send out with the notice of any meeting forms of instrument or proxy for use at the meeting. If requested or authorised to do so by any shareholder, the Board may send out proxy forms in an Electronic Communication.''

(F)	Article 82 to be amended to read as follows:

	"82	Validity of Acts of Proxy

A vote given or poll demanded by a proxy or by a duly authorised representative of a corporation shall be valid notwithstanding the previous death or incapacity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed or revocation of the appointment of the duly authorised representative or the transfer of the share in respect of which the vote is given or poll is demanded, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) or, where the appointment of the proxy was contained in an Electronic Communication at the address at which such communication was duly received, not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which a vote was given or poll demanded or such later time as may be determined by the Board and set out in a notice in writing sent out to the Members."

DATED 30 May 2001

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No. 3299793

COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

OF

GALLAHER GROUP PLC

At the Extraordinary General Meeting of the above-named Company, duly covened and held at the offices of Dresdner Kleinwort Wasserstein, 20 Fenchurch Street, London EC3 at 3.00 p.m. on Friday, 27 July 2001, the following Resolutions were duly proposed and passed as Ordinary Resolutions:-

Resolutions

1.	THAT the acquisition by the Company itself and/or through a wholly owned subsidiary of (a) the 41.13 per cent. of the issued share capital of Austria Tabak Aktiengesellschaft (“Austria Tabak”) owned by Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”) (the “Acquisition”) on and subject to the terms and conditions contained in the share purchase agreement dated 21 June 2001 and made between ÖIAG, the Company and Harrigan Limited, a copy of which is produced to the meeting and initialled by the Chairman for the purposes of identification (subject to such amendments thereto as the Directors of the Company may consider appropriate or desirable and which in the opinion of the Directors of the Company are not material in the context of the Acquisition as a whole) and (b) up to the whole of the remaining balance of the issued share capital of Austria Tabak through the making of a public offer following completion of the Acquisition, details of which, in each case, are contained in the circular to shareholders (including holders of American Depositary Shares) of the Company dated 9 July 2001, be and are hereby approved and the Directors of the Company be and are hereby authorised to take such steps as they may consider appropriate or desirable to complete and effect such acquisitions.

2.	THAT, conditional on completion of the Acquisition referred to in the resolution numbered (1) in the Notice of Extraordinary General Meeting of the Company dated 9 July 2001, pursuant to the provisions of paragraph 113.2(A) of the Articles of Association of the Company (the “Articles”), sanction is hereby given to the aggregate principal amount from time to time outstanding of all Borrowings by the Group (exclusive of those Borrowings which are to be excluded under such provisions) being limited to the greater of £3.5 billion and two times the Adjusted Capital and Reserves, all capitalised expressions bearing the meaning given thereto in paragraph 113 of the Articles.

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Company No: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, 4 Fore Street, London EC2Y 5DE at 11 am on 15 May 2002, the following Resolutions were duly passed as Ordinary Resolutions:

ORDINARY RESOLUTIONS

1.	To receive the report of the directors and the accounts for the year ended 31 December 2001 and the auditors' report thereon.

2.	To declare a final dividend for the year ended 31 December 2001 of 17.3p per ordinary share payable on 23 May 2002 to shareholders on the register at the close of business on 22 March 2002.

3.	To re-elect Mr John Gildersleeve as a director of the Company.

4.	To re-elect Dr Antony Portno as a director of the Company.

5.	To elect Mr Richard Delbridge as a director of the Company.

6.	To elect Mr Neil England as a director of the Company.

7.	To elect Mr Heinz Schiendl as a director of the Company.

8.	To reappoint PricewaterhouseCoopers as auditors of the Company to hold office from the conclusion of this Annual General Meeting until the conclusion of the next general meeting at which accounts are laid before the Company and to authorise the directors to fix their remuneration.

9.	That the Rules of the Deferred Bonus Plan and Performance Share Plan be changed to allow the potential for higher contingent awards and the use of real growth in earnings per share as the sole Performance Condition for the Performance Share Plan and that such changes be and hereby are approved and that the directors be and they are hereby authorised to do all acts and things necessary to establish and carry them into effect. The principal terms of both Plans are summarised in the Appendix to the Notice.

10.	That the Company and any company which is or becomes a subsidiary of the Company during the period to which this resolution relates, be and is hereby authorised for the purposes of Part XA of the Companies Act 1985 to make Donations to EU political organisations or incur EU political expenditure during the period ending on the date of the Company's Annual General Meeting in 2003, provided that such donations and expenditure made by the Company together with those made by any subsidiary company shall not exceed in aggregate £150,000 during that period. For the purposes of this resolution, the expressions "Donations'', "EU political organisations'' and "EU political

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expenditure" have the meanings set out in Part XA of the Companies Act 1985 and the Political Parties, Elections and Referendums Act 2000.

11.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £21,650,000 and the authority conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 14 August 2003, being not later that 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for, and to the exclusion of, any and all authorities previously conferred on the directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

DATED 29 May 2002

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APPENDIX TO THE NOTICE

Summary of the main provisions of The Gallaher Group Deferred Bonus Plan and the Performance Share Plan (together the Plans)

Deferred Bonus Plan. The purpose of this plan is to encourage the executive to invest in the Company’s shares. If, on invitation, the executive pledges shares up to a maximum value, currently equal to one third of his/her annual bonus, and the Group achieves predetermined targets for real growth in earnings per share over a three year period (as set by the Remuneration Committee), the Company will award the executive, at no cost to him/her, additional shares. The minimum number of additional shares which the participant will receive, having held shares for the full three years, will be one half of the number originally pledged. If the targets are met in full the executive will receive the maximum number of additional shares, namely one and a half times the number originally pledged. Awards in between will depend on how far the Group has achieved its targets.

It is proposed that the maximum value be increased to the full value of the executive’s annual bonus.

Performance Share Plan. The purpose of this plan is to reward the executive for delivering growth in shareholder value through an annual award of shares up to the value of 75% of salary, at the discretion of the Remuneration Committee. It is proposed that the maximum value of the annual award be increased to 100% of salary.

At the end of the three year measurement period, performance is measured by reference to total shareholder return (“TSR”) and real growth in earnings per share. The TSR of the Company is ranked against the TSR of each of those companies included in the FTSE 100 Share Index at the time the award is made. An upper quartile ranking will produce vesting of half of the total award, the median 10% and the proportion vested for each ranking between is calculated on a linear basis. No award will be earned by a ranking at or below the 49th percentile.

The extent to which the remaining half of the shares vests is determined by the real growth in earnings per share over the measurement period compared with a target range set by the Remuneration Committee. Achievement at or above the top of the range will produce vesting of half of the total award. Achievement of the bottom of the range will provide 10% of the total award and the proportion vested for achievement between the top and bottom of the range is calculated on a linear basis. No award will be earned by achievement below the bottom of the range.

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It is proposed that performance be measured only by reference to growth in earnings per share and that achievement of the bottom of the target range set by the Remuneration Committee will provide 20% of the total award and achievement of the top of the range or higher will provide 100% of the total award. The proportion vesting for achievement between the top and bottom of the range is calculated on a linear basis.

Further details on the Plans and the awards made and vesting under the Plans are given in the Remuneration Report within the Annual Report and Financial Statements.

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Company No: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, 4 Fore Street, London EC2Y 5DE at 11am on 15 May 2002, the following Resolutions, within the category of resolutions referred to in s 380 Companies Act 1985, were duly passed as an Ordinary Resolution and as Special Resolutions respectively:

ORDINARY RESOLUTION

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £21,650,000 and the authority conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 14 August 2003, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for, and to the exclusion of, any and all authorities previously conferred on the directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

SPECIAL RESOLUTIONS

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 89 Amount shall be £3,200,000 and the power conferred by this resolution shall expire at the conclusion of the next Annual General Meeting of the Company or, if earlier, on 14 August 2003, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require equity securities to be allotted after the expiry of such period).

2.	That the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) on the London Stock Exchange Limited of ordinary shares of 10p each in the share capital of the Company ("Ordinary Shares") provided always that:

a the maximum number of Ordinary Shares hereby authorised to be purchased is 64,950,000 (representing approximately 10% of the Company's issued Ordinary Share capital);

b the minimum price which may be paid for any such Ordinary Share is 10p (exclusive of advanced corporation tax and expenses);

c the maximum price which may be paid for an Ordinary Share shall be an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as

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derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

d the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next Annual General Meeting of the Company to be held in 2003 or, if earlier on 14 November 2003 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of Ordinary Shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly or partly after such expiry, and may make a purchase of Ordinary Shares in pursuance of any such contract as if the authority conferred hereby had not expired.

DATED 29 May 2002

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Company No: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, 4 Fore Street, London EC2Y 5DE at 11am on 14 May 2003, the following Resolutions were duly passed as Ordinary Resolutions:

ORDINARY RESOLUTIONS

1.	To receive the report of the directors and the accounts for the year ended 31 December 2002 and the auditors' report thereon.

2.	To declare a final dividend for the year ended 31 December 2002 of 18.75p per ordinary share payable on 22 May 2003 to shareholders on the register at the close of business on 21 March 2003.

3.	To re-elect Mr Peter Wilson as a director of the Company.

4.	To re-elect Sir Graham Hearne as a director of the Company.

5.	To elect Mr Nigel Simon as a director of the Company.

6.	To elect Mrs Alison Carnwath as a director of the Company.

7.	To elect Mr Nigel Dunlop as a director of the Company.

8.	To reappoint PricewaterhouseCoopers LLP as auditors of the Company (having previously been appointed by the Board to fill the casual vacancy arising by reason of the resignation of PricewaterhouseCoopers following its transformation to a Limited Liability Partnership) to hold office from the conclusion of this Annual General Meeting until the conclusion of the next general meeting at which accounts are laid before the Company and to authorise the directors to fix the remuneration of PricewaterhouseCoopers LLP.

9.	To approve the directors' remuneration report for the year ended 31 December 2002, set out on pages 28 to 38 of the Annual Report and Financial Statements 2002, (and summarised on pages 57 to 60 of the Annual Report and Summary Financial Statement 2002), and the remuneration policy set out in the directors' remuneration report.

10.	That the Company and any company which is or becomes a subsidiary of the Company during the period to which this resolution relates, be and hereby is

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authorised for the purposes of Part XA of the Companies Act 1985 to (i) make Donations to EU political organisations and (ii) incur EU political expenditure during the period ending on the date of the Company's Annual General Meeting in 2004 provided that such donations and expenditure made by the Company together with those made by any subsidiary company shall not exceed in aggregate £150,000 during that period. For the purposes of this resolution the expressions "Donations", "EU political organisations" and "EU political expenditure" have the meanings set out in Part XA of the Companies Act 1985 (as amended by the Political Parties, Elections and Referendums Act 2000).

11.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £21,719,000 and the authority conferred by this resolution shall expire at the conclusion of the next AGM of the Company or, if earlier, on 13 August 2004, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for, and to the exclusion of, any and all authorities previosly conferred on the directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

DATED 23 May 2003

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Company No: 3299793

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

of

GALLAHER GROUP PLC

At an Annual General Meeting of the Company duly convened and held at Salters Hall, 4 Fore Street, London EC2Y 5DE at 11am on 14 May 2003, the following Resolutions, within the category of resolutions referred to in S 380 Companies Act 1985, were duly passed as an Ordinary Resolution and as Special Resolutions respectively:

ORDINARY RESOLUTIONS

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 80 Amount shall be £21,719,000 and the authority conferred by this resolution shall expire at the conclusion of the next AGM of the Company or, if earlier, on 13 August 2004, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require relevant securities to be allotted after the expiry of such period) and the authority conferred by this resolution is in substitution for, and to the exclusion of, any and all authorities previously conferred on the directors for the purposes of Section 80 of the Companies Act 1985 save to the extent utilised at the date of this resolution.

SPECIAL RESOLUTIONS

1.	That for the purposes of Article 10 of the Company's Articles of Association the Section 89 Amount shall be £3,257,000 and the power conferred by this resolution shall expire at the conclusion of the next AGM of the Company or, if earlier, on 13 August 2004, being not later than 15 months after the date of the passing of this resolution (on terms that, during such period, the Company may make offers or enter into agreements which would or might require equity securities to be allotted after the expiry of such period).

2.	That the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) on the London Stock Exchange of ordinary shares of 10p each in the share capital of the Company ("Ordinary Shares") provided always that:

	a	the maximum number of Ordinary Shares hereby authorised to be purchased is 65,159,000 (representing approximately 10% of the Company's issued Ordinary Share capital);

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b	the minimum price which may be paid for any such Ordinary Share is 10p (exclusive of advanced corporation tax and expenses);

c	the maximum price which may be paid for an Ordinary Share shall be an amount equal to 105% of the average of the middle market quotations for an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

d	the authority hereby conferred shall, unless previously renewed, revoked or varied, expire at the conclusion of the next AGM of the Company to be held in 2004 or, if earlier on 13 November 2004 being not later than 18 months after the date of the passing of this resolution save that the Company may make a purchase of Ordinary Shares if the contract of purchase was concluded before such expiry, which contract would or might be executed wholly or partly after such expiry, and may make a purchase of Ordinary Shares in pursuance of any such contract as if the authority conferred hereby had not expired.

DATED 23 May 2003

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CONTENTS

PRELIMINARY		8

1.	Exclusion of Model Regulations	8

2.	Interpretation	8

3.	Registered Office	11

SHARE CAPITAL		12

4.	Authorised Share Capital	12

5.	Share Rights	12

6.	Redeemable Shares	12

7.	Variation of Rights	12

8.	Class Meetings	12

9.	Rights Not Varied by Issue of Further Shares, Purchase of Redemption of Own Shares	12

10.	Allotment of Shares	13

11.	Commissions	14

12.	Joint Holders	14

13.	Equitable Interests	14

14.	Shares in Certificated Form and Uncertificated Form	14

15.	Share Warrants	14

SHARE CERTIFICATES		15

16.	Share Certificates	15

17.	Replacement Certificates	16

18.	Certificates with Seal	16

LIENS ON SHARES		16

19.	Lien on Shares Not Fully Paid	16

20.	Enforcement of Lien by Sale	16

21.	Application of Proceeds of Sale	17

CALLS ON SHARES		17

22.	Calls	17

23.	Instalments	17

24.	Joint and Several Liability	17

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25.	Interest on Calls	18

26.	Members' Rights	18

27.	Deemed Calls	18

28.	Power to Differentiate	18

29.	Payments in Advance of Calls	18

FORFEITURE OF SHARES		18

30.	Non-payment of Calls	18

31.	Form of Notice	19

32.	Forfeiture for Non-compliance	19

33.	Notice and Entry on Register	19

34.	Forfeited Shares	19

35.	Annulment of Forfeiture	19

36.	Effect of Fortfeiture	19

37.	Evidence of Forfeiture	20

38.	Extinction of Claims	20

DISCLOSURE OF INTERESTS		20

39.	Disclosure	20

TRANSFER OF SHARES		24

40.	Form of Transfer	24

41.	Signatories	24

42.	Right to Refuse Registration	24

43.	Notice of Refusal	24

44.	Fees on Registration	25

45.	Suspension of Registration of Transfers	25

46.	Recognition of Renunciation of Allotment of Shares	25

TRANSMISSION OF SHARES		25

47.	Persons Recognised on Death of Member	25

48.	Election by Person Entitled on Transmission	25

49.	Rights on Transmission	26

STOCK		26

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50.	Conversion of Shares into Stock	26

51.	Transfer of Stock	26

52.	Rights of Stockholders	26

53.	Applicability of Articles	27

UNTRACED MEMBERS		27

54.	Untraced Members	27

ALTERATIONS OF CAPITAL		28

55.	Increase of Capital, Consolidation, Sub-Division and Cancellation	28

56.	Fractions	28

57.	Reductions of Capital	29

58.	Purchase of Own Shares	29

59.	Treatment of New Share Capital	29

GENERAL MEETINGS		29

60.	Annual General Meetings	29

61.	Extraordinary General Meetings	29

62.	Notices of General Meetings	30

PROCEEDINGS AT GENERAL MEETINGS		31

63.	Special Business	31

64.	Amendments to Resolutions	31

65.	Quorum	31

66.	If Quorum not Present	31

67.	Director's Right to Attend and Speak	32

68.	ADS Holder's Rights to Attend and Speak	32

69.	Chairman	32

70.	Power to Adjourn	32

71.	Accommodation of Members at Meeting	33

VOTING AT GENERAL MEETINGS		34

72.	Method of Voting	34

73.	Procedure on a Poll	34

74.	Chairman's Casting Vote	35

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75.	Votes of Members	35

76.	Objection to Error in Voting	35

PROXIES		36

77.	Form of Proxy	36

78.	Proxy Need Not be a Member	36

79.	Deposit of Instruments of Proxy	36

80.	Supply of Instrument of Proxy	37

81.	Corporate Representative	37

82.	Validity of Acts of Proxy	37

APPOINTMENT AND REMOVAL OF DIRECTORS		38

83.	Number and Qualification of Directors	38

84.	Power of Company to Appoint Directors	38

85.	Power of Board to Appoint Directors	38

86.	Removal by the Company	38

87.	Eligibility of New Directors	39

88.	Associate Directors	39

89.	Vacation of Office by Director	39

REMUNERATION OF DIRECTORS		40

90.	Ordinary Remuneration	40

91.	Additional Remuneration and Expenses	40

92.	Insurance	40

93.	Executive Directors	41

ROTATION AND RETIREMENT OF DIRECTORS		41

94.	Retirement by Rotation	41

95.	Vacation of Office by Virtue of Age	42

96.	Position of Retiring Director	42

97.	Deemed Reappointment	42

DIRECTORS’ INTERESTS		42

98.	Permitted Interests	42

99.	Disclosure to Board	43

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100.	Interested Director Not to Vote	44

101.	Company Where Director Owns One Per Cent	44

102.	Directors' Resolution	45

103.	Definition	45

POWERS AND DUTIES OF THE BOARD		45

104.	Management of Company	45

105.	Local Management	45

106.	Appointment of Attorneys	46

107.	Delegation to Individual Directors	46

108.	Overseas Registers	46

109.	Employees	46

110.	Execution of Certain Instruments	46

111.	Minutes and Records	46

112.	Pensions and Allowances	47

113.	Borrowing Powers	47

PROCEEDINGS OF THE BOARD		54

114.	Board Meetings	54

115.	Notice of Board Meetings	54

116.	Quorum	54

117.	Participation by Telephone	54

118.	Continuing Directors	54

119.	Chairman of Board Meetings	55

120.	Delegation to Committees	55

121.	Proceedings of Committees	55

122.	Resolution in Writing	56

123.	Validity of Proceedings	56

SECRETARY		56

124.	Appointment and Removal	56

125.	Dual Capacity	56

THE SEALS		56

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126.	Powers in Respect of Seal	56

127.	Document Without Seal	57

128.	Official Seal for Use Abroad	57

AUTHENTICATION OF DOCUMENTS		57

129.	Power to Authenticate	57

DIVIDENDS AND OTHER PAYMENTS		57

130.	Declaration of Dividends	57

131.	Interim Dividends	57

132.	Entitlements to Dividends	58

133.	Payable out of Profits	58

134.	Declaration and Payment in Any Currency	58

135.	Revenue	58

136.	Power to Satisfy Lien	58

137.	Waiver	59

138.	Unclaimed Dividends	59

139.	Distributions in Specie	59

140.	Scrip Dividends	59

141.	Method of Payment of Dividends	60

142.	Joint Holders	61

143.	Reference to Record Date	61

144.	Uncashed Dividends	61

CAPITALISATION OF RESERVES AND PROFITS		61

145.	Capitalisation of Reserves	61

146.	Fractions	62

ACCOUNTS		62

147.	Accounting Records	62

148.	Distribution of Accounts	62

AUDITORS		63

149.	Duties of Auditors	63

NOTICES		63

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150.	Service on Members	63

151.	Members outside the United Kingdom	63

152.	Evidence of Service	63

153.	Notice in Case of Death of Bankruptcy	63

154	Notice by Advertisement	64

155.	Notices Returned Undelivered	64

156.	Notice to Company	64

157.	Reference to the Register	64

158.	Notice Provisions subject to the Act	64

DESTRUCTION OF DOCUMENTS		64

159.	Destruction by the Company	64

WINDING UP		65

160.	Power to Present a Petition	65

161.	Division of Assets	65

INDEMNITY		65

162.	Right to Indemnity	65

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THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

GALLAHER GROUP PLC
(Adopted by Special Resolution Passed on 12 May 1997
and amended up to 21 March 2001)

PRELIMINARY

1.	Exclusion of Model Regulations

No regulations set out in any statute or statutory instrument concerning companies shall apply as regulations or articles of the Company.

2.	Interpretation

In these Articles, unless the context otherwise requires:

“the Act” means the Companies Act 1985 and any orders, regulations or other subordinate legislation made under it from time to time in force including any modification or re-enactment thereof for the time being in force;

“Adjusted Capital and Reserves” has the meaning given to it in Article 113.2(B)1);

“ADR Depositary” means a custodian or depositary or its nominee, approved by the Directors, acting under contractual arrangements with the Company or other arrangements approved by the Directors pursuant to which it or that nominee holds shares in the Company and issues an American Depositary Receipt representing American Depositary Shares evidencing rights in relation to those shares or a right to receive them;

“American Depositary Receipts” means American depositary receipts issued by the ADR Depositary evidencing rights in relation to American Depositary Shares or a right to receive them;

“American Depositary Shares” means American depositary shares, each representing four ordinary shares of £1 each in the capital of the Company, and representing the interests in such ordinary shares from time to time deposited, or deemed deposited, under the Deposit Agreement;

“ADS Holders” means those people whose names are entered on the register of the holders of American Depositary Shares to be maintained by the ADR Depositary under the terms of the Deposit Agreement;

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"these Articles" means these Articles of Association in their present form or as from time to time altered and the expression "this Article" shall be construed accordingly;

"Approved Depositary" means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements with the Company or other arrangements approved by the Directors whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Directors for the purposes of these Articles and shall include, any ADR Depositary and, where approved by the Directors, the trustees of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiary undertakings which have been approved by the Company in General Meeting;

"audited balance sheet" has, for the purposes of Article 113, the meaning given to it in Article 113.2(B)(4);

"Auditors" means the Auditors from time to time of the Company or, in the case of joint Auditors, any one of them;

"Board" means the Board of Directors from time to time of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

"Borrowings" has, for the purpose of Article 113, the meaning given to it in Article 113.2(B)(2);

"clear days" means (in relation to a period of notice) that period commencing on (but excluding) the day upon which the notice is served, or deemed served, and ending on (but excluding) the day for which it is given, or on which it is to take effect;

"Communication" includes a communication comprising images and a communication effecting a payment;

"the Companies Acts" means the Act and every other statute, including any orders, regulations, rules or other subordinate legislation made under any statute for the time being in force concerning companies and affecting the Company;

"Company" means Gallaher Group PLC;

"Deposit Agreement" means the Deposit Agreement entered into between the Company (1), the Bank of New York, as depositary, (2) and the owners and the beneficial owners from time to time of American Depositary Receipts (3) dated 8 May 1997;

"Director" means a director for the time being of the Company;

"Disclosure Notice" has the meaning given to it in Article 39;

"Electronic Communication" means a communication by facsimile or electronic mail or any other form of electronic communication, as defined by the Electronic Communications Act 2000;

"Excepted Foreign Currency Borrowings" and "Exchange Cover Scheme" have the meanings given to them respectively in Article 113.2(B)(3);

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"Executive Director'' means an Executive Chairman, Chief Executive Director, Joint Chief Executive Director, Managing Director, Joint Managing Director or Assistant Managing Director of the Company or a Director who is the holder of any other employment or executive office (whether or not an employee) with the Company;

"the Group'' has, for the purposes of Article 113, the meaning given to it in Article 113.2(B)(6);

"London Stock Exchange'' means the London Stock Exchange Limited;

"Member'' (in relation to shares) means the member whose name is entered in the Register as the holder of the shares;

"month'' means calendar month;

"Office'' means the registered office for the time being of the Company;

"paid up'' means paid up or credited as paid up;

"prescribed period'' has the meaning given to it in Article 10.3(B);

"Recognised Person'' means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated for the purposes of section 185(4) of the Act;

"Register'' means the Register of Members of the Company;

"Regulations'' means the Uncertificated Securities Regulations 1995 or any other regulations from time to time amending or replacing the same, being regulations for the purposes of enabling title to securities to be evidenced and transferred without a written instrument;

"Relevant Shares'' and "Relevant Member'' have the meaning given to them respectively in Article 39.3;

"relevant system'' means a computer based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitates supplementary and incidental matters and, without prejudice to the generality of the foregoing, shall include the relevant system of which CRESTCo is the operator;

"rights issue'' has the meaning given to it in Article 10.3(A);

"Seal'' means the common seal of the Company, the Securities Seal or any official seal that the Company may be permitted to have under the Companies Acts;

"Secretary'' means any person qualified in accordance with the provisions of the Company Acts and appointed by the Board to perform any of the duties of the secretary of the Company including a joint, deputy, temporary or assistant secretary;

"the Section 80 Amount'' and "the Section 89 Amount'' have the meanings given in Articles 10.3(C) and 10.3(D) respectively;

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"Securities Seal" means an official seal of the Company for use by virtue of section 40 of the Act;

"Transfer Office" means the place where the Register is situate for the time being;

references to "appointment" include reappointment;

references to "debenture" and "debenture holder" include debenture stock and debenture stockholder, respectively;

references to "writing" include printing, typewriting, lithography and any other method of representing or reproducing words in a legible and non-transitory form;

references to "share" and "shareholder" shall include stock and stockholder;

references to a share (or to a holding of shares) being in "uncertificated form" are references to a share, title to which for the time being is recorded in the Register as being held in uncertificated form and which by virtue of the Regulations may be transferred by means of a relevant system, and references to a share (or to a holding of shares) being in "certificated form" are references to a share, title to which for the time being is recorded in the Register as being held in certificated form and which by virtue of the Regulations may not be transferred by means of a relevant system;

for the purposes of these Articles, a dematerialised instruction is properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations;

references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

any words or expressions defined in the Companies Acts or the Regulations in force at the date when these Articles or any part thereof are adopted shall, if not inconsistent with the subject or context bear the same meaning in these Articles or such part (as the case may be);

words importing the singular number only shall include the plural number and vice versa;

words importing the masculine gender only shall include the female gender, and the headings are inserted for convenience only and shall not affect the construction of these Articles

Under the Articles, where for any purpose an Ordinary Resolution of the Company is required, a Special or Extraordinary Resolution shall also be effective, and where an Extraordinary Resolution is required a Special Resolution shall also be effective.

3.	Registered Office

The Office shall be at such place in England as the Board shall from time to time appoint.

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SHARE CAPITAL

4.	Authorised Share Capital

The authorised share capital of the Company at the date of the adoption of these Articles, is £ 105,000,000 dividend into 700,000,000 ordinary shares of 15p each.

5.	Share Rights

Subject to the provisions of the Companies Acts, in particular to those conferring rights of pre-emption, and without prejudice to any rights attached to any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

6.	Redeemable Shares

Subject to the provisions of the Act any shares may, with the sanction of a Special Resolution, be issued on terms that they are, or at the option of the Company or the Member are liable, to be redeemed on such terms and in such manner as may be provided for by these Articles.

7.	Variation of Rights

7.1	Subject to the provisions of the Companies Acts all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class.

7.2

The foregoing provision of this Article 7 shall apply also to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied.

8.	Class Meetings

All the provisions of these Articles as to General Meetings (including the proceedings thereat) of the Company shall mutatis mutandis apply to every meeting of the holders of any class of shares. The necessary quorum shall be two or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him. Any holder of shares of the class present in person or by proxy may demand a poll and at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of this Article 8 one holder present in person or by proxy may constitute a meeting.

9.	Rights Not Varied by Issue of Further Shares, Purchase or Redemption of Own Shares

The rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to, or the terms of issue of, such shares, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari

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passu in all respects (save as to the date from which such further shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Companies Acts and these Articles.

10.	Allotment of Shares

10.1	Subject to the provisions of the Companies Acts and these Articles the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot (with or without conferring rights of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and upon such terms and conditions as the Board may determine.

	(A)	The Board shall be generally and unconditionally authorised pursuant to section 80 of the Act to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

	(B)	Pursuant to and within the terms of the said authority the Board shall be empowered during each prescribed period to allot equity securities wholly for cash;

(1) in connection with a rights issue; and

(2) otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to Section 89 Amount;

as if section 89(1) of the Act did not apply to such allotment.

10.2	For the purpose of Article 10.2:

“rights issue” means an offer of equity securities open for acceptance for a period fixed by the Board to holders of equity securities on the Register on date fixed by the Board in proportion (as nearly as may be) to their respective holdings of such securities or in accordance with the rights attached thereto but subject to such exclusions or other arrangements as the Board may deem necessary or expedient to deal with:

	(A)	fractional entitlements; or

	(B)	directions from any holders of shares to deal in some other manner with their respective entitlements; or

	(C)	legal or practical problems arising in any overseas territory; or

	(D)	the requirements of any regulatory body or stock exchange;

10.3	“prescribed period” means any period (not exceeding 15 months on any occasion) for which (i) any authority conferred pursuant to Article 10.2(A) is conferred or renewed by Ordinary or Special Resolution stating the Section 80 Amount, and (ii) the power conferred pursuant to Article 10.2(B) is conferred or renewed by Special Resolution stating the Section 89 Amount;

10.4	the “Section 80 Amount” shall for any prescribed period be that stated in the relevant Ordinary or Special Resolution or any increased amount fixed by Ordinary or Special Resolution;

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10.5	the "Section 89 Amount" shall for any prescribed period be that stated in the relevant Special Resolution; and

10.6	the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

11.	Commissions

The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts and the commissions or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or by any combination of such methods.

12.	Joint Holders

12.1	If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividends or other moneys payable in respect of such share.

12.2	The Company shall not be bound to register more than four persons as joint holders of any share.

13.	Equitable Interests

No person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of any share or any other right in respect of any share other than an absolute right to the entirety thereof in the registered holder, except as otherwise expressly provided by these Articles or as required by law or pursuant to any order of a Court of competent jurisdiction.

14.	Shares in Certificated Form and Uncertificated Form

14.1	Conversion of shares in certificated form into shares in uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit subject to the Regulations and the facilities and requirements of the relevant system concerned.

14.2	The Company shall enter on the Register how many shares are held by each Member in certificated form and shall maintain the Register in each case as is required by the Regulations and the relevant system concerned. Unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and in uncertificated form shall be treated as separate holdings.

14.3	A class of share shall not be treated as two classes of share by virtue only of that class comprising both shares in certificated form and shares in uncertificated form or as a result of any provision of these Articles or the Regulations which apply only in respect of shares in certificated form or in respect of shares in uncertificated form.

15.	Share Warrants

15.1	The Company may, with respect to any fully paid shares, issue a share warrant starting that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or

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otherwise) for the payment of future dividends or other moneys on the shares included in a share warrant.

15.2	The powers referred to in this Article 15 may be exercised by the Board, which may determine and vary the conditions on which share warrants shall be issued, and in particular on which:

	(A)	a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out, lost or destroyed (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

	(B)	the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at General Meetings;

	(C)	dividends will be paid; and

	(D)	a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares specified in it.

Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a Member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto, whether made before or after the issue of such share warrant.

SHARE CERTIFICATES

16.	Share Certificates

16.1	Every Member (other than a Recognised Person) who has not elected for his shares to be held in uncertificated form shall be entitled, without payment, to receive within whichever is the earlier of the time required by the Rules of the London Stock Exchange from time to time or two months after allotment or lodgment of transfer to him of the shares in respect of which his name is entered on the Register (or within such other period as the conditions of issue shall provide) one certificate for all the shares registered in his name of any one class.

16.2	Every certificate shall specify the number of the shares and the class in respect of which it is issued, the distinguishing numbers (if any) and the amount or respective amounts paid up thereon. If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share of the class concerned shall bear a distinguishing number.

16.3	In the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

16.4	No certificate shall be issued representing shares of more than one class, or in respect of shares held by a Recognised Person.

16.5	Where a Member has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of his shares.

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Title to shares may be evidenced without a written instrument in accordance with the Companies Acts and the Regulations and the Board may implement such arrangements as it thinks fit for such evidencing.

17.	Replacement Certificates

17.1	Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

17.2	If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request and may charge to the Member any expenses or fees thereby incurred.

17.3	In the case of shares held jointly by several persons, any such request as is mentioned in this Article 17 may be made by any one of the joint holders.

17.4	If any share certificate shall be damaged, defaced, worn out, destroyed or lost, it may be replaced without charge on such evidence being produced and such indemnity being given as the Board shall require (if any), and on payment of any exceptional out-of-pocket expenses of the Company of investigating such evidence and (in the case of damage, defacement or wearing out) on delivery up of the old certificate to the Company.

18.	Certificates with Seal

18.1	Every certificate for share or loan capital or other securities of the Company and letters of allotment scrip certificates and other like documents shall be issued with or, as the Board may decide, without a Seal affixed or printed or in such other manner as the Board, having regard to the terms of issue, the Companies Acts and the regulations of the London Stock Exchange, may authorise.

18.2	The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

LIENS ON SHARES

19.	Lien on Shares Not Fully Paid

The Company shall have a first and paramount lien upon every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a date fixed by or in accordance with the terms of issue of such share. Such lien shall extend to all dividends from time to time declared and other moneys payable in respect of every such share, However, the Board may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article 19 and may at any time, either generally or in any particular case, waive any lien that has arisen.

20.	Enforcement of Lien by Sale

20.1	The Board may sell all or any of the shares on which the Company has a lien at such time or times and in such manner as it may think fit, but no sale shall be made until such time as some sum in respect of which the lien exists is presently payable nor until a demand and notice in

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writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on such Member or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for fourteen days after such notice.

20.2	For giving effect to any such sale as aforesaid, the Board may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof.

20.3	The transferee shall be registered as the holder of the shares and he shall not be bound to see to the application of the purchase moneys, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

21.	Application of Proceeds of Sale

The net proceeds of any sale by the Company of any shares on which it has a lien shall be applied in or towards satisfaction of the debt or liability in respect of which the lien exists so far as the same is presently payable, and the balance (if any) shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person who was the holder immediately before such sale of the shares.

CALLS ON SHARES

22.	Calls

	(A)	Subject to the terms of issue, the Board may from time to time make such calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) save in respect of unpaid moneys which are made payable at a date fixed by or in accordance with such terms of issue, provided that fourteen days notice at least is given of each call.

	(B)	Each Member shall be liable to pay the amount of every call so made upon him to the persons by the instalments (if any) and at the times and places appointed by the Board.

	(C)	A call may, before receipt by the Company of a sum due thereunder, be revoked or postponed in whole or in part as the Board may determine.

	(D)	A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.	Instalments

A call may be required to be paid by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

24.	Joint and Several Liability

The joint holders of a share shall be jointly and severally liable for the payment of all calls and instalments in respect thereof.

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25.	Interest on Calls

If before or on the day appointed for payment thereof, a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 25 per cent. per annum (unless the Company by Ordinary Resolution shall otherwise direct) as the Board shall determine from the day appointed for payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

26.	Members' Rights

No Member shall be entitled to receive any dividend or to be present and vote at any General Meeting either personally or (save as proxy for another Member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

27.	Deemed Calls

Any sum which, by the terms of issue of a share, becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium or as an instalment of a call, shall for all purposes of these Articles be deemed to be a call duly made, notified and payable on the date fixed for payment. In case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and all the other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified.

28.	Power to Differentiate

The Board may from time to time make arrangements on the issue of shares for a difference between the allottees or holders of such shares as to the amount of calls to be paid and the times of payment.

29.	Payments in Advance of Calls

The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon his shares and, upon the moneys so paid in advance (until the same would, but for such advance, become presently payable) pay interest at such rate, as may be agreed between it and such Member but not exceeding 25 per cent. per annum (unless the Company by Ordinary Resolution shall otherwise direct) and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made.

FORFEITURE OF SHARES

30.	Non-payment of Calls

If a Member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the Board may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by transmission requiring him to pay such call or instalment, or such part thereof as remains unpaid, together with interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

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31.	Form of Notice

The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which such call or instalment or part thereof and all interest and expenses that have accrued by reason of such non-payment are to be paid. It shall also name the place where the payment is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

32.	Forfeiture for Non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared, and all other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

33.	Notice and Entry on Register

When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall be served upon the holder of the share before the forfeiture or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

34.	Forfeited Shares

Until cancelled in accordance with the provisions of the Companies Acts, a forfeited share shall be deemed to be the property of the Company (provided always that the Company shall not be entitled to exercise any voting rights in respect thereof) and may be sold, re-allotted, or otherwise disposed of, either to the person who was, before forfeiture, the holder thereof, or entitled thereto, or to any other person upon such terms and in such manner as the Board shall think fit, and the Board may, if necessary, authorise some person to execute an instrument of transfer of a forfeited share in certificated form, or in the case of a share in uncertificated form to take such steps in the name of the holder as may be necessary to transfer the share, to any other person as aforesaid. If any forfeited share shall not have been disposed of within the period permitted by the Companies Acts the Company shall cancel such share in accordance with the provisions of the Act.

35.	Annulment of Forfeiture

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture on such terms as it may see fit.

36.	Effect of Forfeiture

A person whose shares are forfeited shall thereupon cease to be a Member in respect of the forfeited shares, and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall, nevertheless, be liable to pay to the Company all moneys which at

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the date of forfeiture were presently payable by him to the Company in respect of the shares (including unpaid interest due and payable under Article 25 which upon such forfeiture shall be capitalised) with interest thereon at the rate of 25 per cent. per annum (or such lower rate as the Board may determine) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal or may waive payment in whole or in part.

37.	Evidence of Forfeiture

A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited, shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts therein stated.

37.1	The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and the transferee shall thereupon be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and shall not be bound to see to the application of the purchase moneys (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

37.2	The person who becomes registered as the holder of the share shall be discharged from all calls made before such sale, re-allotment or disposal of the share.

38.	Extinction of Claims

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of that share, and all other rights and liabilities incidental to that share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Companies Acts given or imposed in the case of past Members.

DISCLOSURE OF INTERESTS

39.	Disclosure

39.1	In addition to its power under the Companies Acts, the Board may by notice in writing (in this Article 39 called a “Disclosure Notice”) require any Member or other person appearing to be interested or appearing to have been interested in any shares in the Company to disclose to the Company in writing and within such reasonable period as is specified in the Disclosure Notice such information as the Board shall, pursuant to any provision of the Companies Acts (but subject to Article 39.5), be entitled to require relating to interests in the shares in question. In the event of such a failure to comply with a Disclosure Notice as is referred to in Article 39.3, the Board may, without prejudice to any other rights and remedies available to the Company in respect of such non-compliance (but subject to Article 39.5), impose any or all of the sanctions set out in Article 39.4.

39.2	The Board may cause a Disclosure Notice to be given pursuant to Article 39.1 at any time and more than one such notice may be given to the same Member or other person in respect of the same shares.

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39.3	Where a Member or other person on whom a Disclosure Notice has been served has not within the period specified in the Disclosure Notice (or such further period as the Board may in its discretion allow) supplied to the Company the information thereby required in respect of any shares (in this Article 39 called the “Relevant Shares”) the Board may impose sanctions on the registered holder of the Relevant Shares (in this Article 39 called the “Relevant Member”) in accordance with Article 39.4 provided that:

	(A)	if the Relevant Shares represent not less than 0.25 per cent. in number of the issued shares of any class of the Company, a period of 14 clear days, and

	(B)	in any other case a period of 28 clear days,

shall have elapsed from the date of the service or deemed service of the Disclosure Notice during which time the Member or other person shall have failed to supply such information and such failure shall have continued down to the date on which sanctions are imposed; and

	(C)	the Disclosure Notice shall have contained a statement to the effect that in the event of such failure the Board would or might impose sanctions in accordance with Article 39.4, summarising or setting out such paragraph or the relevant part thereof.

39.4	Where, pursuant to the provisions of this Article 39, the Board may impose sanctions, it may impose the following sanctions:

	(A)	in a case falling within Article 39.3(A), that:

(1) in respect of the Relevant Shares (and any other shares of the Company held by the Relevant Member) the Relevant Member shall have no right to attend or vote at any General Meeting of the Company or at any separate meeting of the holders of any class of share of the Company or to exercise any other right in relation to any meeting of the Company or any class of shareholders thereof; and/or

(2) in respect of the Relevant Shares (and any other shares of the Company held by the Relevant Member) the Relevant Member shall have no right to receive any dividend or other moneys payable until the sanctions have ceased to apply; and/or

(3) subject as hereinafter provided the Board may decline to register any transfer of Relevant Shares (and any other shares of the Company held by the Relevant Member) provided that the Board may not decline to register:

(a) any sale to a bona fide unconnected third party (such as a sale through a Recognised Person or the London Stock Exchange or an overseas exchange or by the acceptance of a takeover offer, which shall mean an offer to all of the holders (or to all of the holders other than the offeror and his nominees) of the shares in the Company to acquire such shares or a specified portion thereof or to all of the holders (or to all of the holders other than the offeror and his nominees) of a particular class of those shares to acquire the shares of that class or a specified proportion thereof):

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(b) any transfer made pursuant to the provisions of the Act conferring powers of compulsory purchase in respect of a takeover offer (defined as aforesaid); or

(c) a transfer where the Member is not himself in default as regards supplying the information required and the transfer is of part only of the Member's holding and, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are Relevant Shares; and

	(B)	in a case falling within Article 39.3(B) the sanction referred to in Article 39.4(A)(1).

The Board shall not have an obligation to impose any sanctions pursuant to this Article 39 and any imposition of sanctions may, subject to the provisions of this Article 39, be made on such terms and subject to such conditions as the Board may think fit. The Board's power to impose sanctions shall not be prejudiced at any time by indulgence granted to any person or by any delay in serving a Disclosure Notice or in determining to impose sanctions. The Board may at any time and from time to time exclude any Relevant Shares from the sanctions or cancel or suspend or vary the sanctions imposed by it but so that the sanctions as so varied shall not include any sanction that could not have been imposed when such sanctions were first imposed by it.

Notice in writing of the imposition of any sanctions pursuant to this Article 39 shall be given by the Company to the Relevant Member in accordance with these Articles and to any other person (whose failure to comply with the Disclosure Notice was taken into account by the Board in determining to impose such sanctions) at his last known address, but the non-receipt of such notice by any person entitled thereto shall not invalidate the sanctions.

39.5	Where the Member on whom the Disclosure Notice is served is an Approved Depositary (acting in its capacity as such):

	(A)	the obligations of the Approved Depositary as a Member pursuant to Article 39.1 shall be limited to disclosing to the Company such information relating to the shares in question as has been recorded:

(1) in the case of an ADR Depositary, pursuant to the terms of any agreement entered into between that ADR Depositary and the Company; or

(2) in any other case, pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which that Approved Depositary was appointed; and

	(B)	the sanctions under Article 39.4 shall not be effective unless and until the relevant Approved Depositary has been served with a notice specifying the person(s) (other than the Approved Depositary) having or appearing to have an interest in a specified number of the shares in question comprising the Relevant Shares.

Nothing in this Article 39.5 shall in any other way restrict the powers of the Directors under this Article 39.

39.6	For the purposes of this Article 39:

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	(A)	where any person has been duly served with a Disclosure Notice and the shares in which he appears to be interested are evidenced by an American Depositary Receipt he shall be deemed for the purposes of this Article to have an interest in the number of shares in the Company which are evidenced by such receipt and not (in the absence of any other reason why he should be so treated) in the remainder of the shares in the Company held by the ADR Depositary; and

	(B)	where any person (other than an Approved Depositary) has been duly served with a Disclosure Notice and the shares in which he appears to be interested are held by an Approved Depositary, the provisions of this Article shall be treated as applying only to those shares held by the Approved Depositary in which such person appears to be interested and not (insofar as such person's apparent interest is concerned) to any other shares held by the Approved Depositary.

39.7	Where such a person as is described in Article 39.6 is in default of a Disclosure Notice, the Approved Depositary shall only be subject to the sanctions contained in Article 39.4 in respect of such number of shares in which such person is determined, in accordance with Article 39.6, to have an interest.

39.8	Any sanctions imposed pursuant to this Article 39 shall cease to apply after such period (not exceeding seven days) as the Board may specify after the earlier of:

	(A)	due compliance to the satisfaction of the Board with the requirements of the Disclosure Notice; or

	(B)	receipt by the Company of notice of a transfer of the Relevant Shares by any such transfer as is referred to in the proviso to Article 39.4(A)(3).

Where the Company has withheld payment of any dividend or other moneys payable in respect of any Relevant Shares (and any other shares of the Company held by the Relevant Member) pursuant to sanctions imposed in accordance with Article 39.4(A)(2), such dividend or other moneys payable shall be paid to the person who would but for such sanctions have been entitled thereto or as he may direct as soon as reasonably practicable after the sanctions shall have ceased to apply, but the Company shall not be obliged to account for any interest thereon whether or not such interest has been earned.

39.9	Where any securities are issued pursuant to any rights issue or capitalisation issue in right of any Relevant Shares, the Board may determine that the Relevant Member is subject to sanctions in respect of such securities as if those securities were Relevant Shares. If the Board so determines it shall give notice in writing of the determination to the Relevant Member.

39.10	For the purposes of this Article 39 a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification pursuant to the statutory notice which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant notification or information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

39.11	In the event of any conflict between the provisions of this Article 39 and any other Article the provisions of this Article 39 shall prevail.

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39.12	This Article 39 is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a Disclosure Notice within the time specified in it. For the purpose of this Article 39 a Disclosure Notice need not specify either period referred to in Article 39.3 and may require any information to be given before the expiry of such period.

TRANSFER OF SHARES

40.	Form of Transfer

Subject to such of the restrictions contained in these Articles as may be applicable, any Member may transfer all or any of his shares for the time being in certificated form by an instrument in writing in the usual common form, or in such other form as the Board shall from time to time approve. Such instrument of transfer, duly stamped, must be left at the Office, or at such other place as the Board may appoint, accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may require to prove the title of the intending transferor. In the case of a transfer by a Recognised Person, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question. Every instrument of transfer must be in respect of only one class of share. Title to shares not for the time being in certificated form may be transferred without a written instrument in accordance with the Companies Acts and the Regulations and the Board may implement such arrangements as it thinks fit for such a transfer.

41.	Signatories

If in the form of a written instrument, the instrument of transfer of a share shall be signed by or on behalf of the transferor and (in the case of partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

42.	Right to Refuse Registration

42.1	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share that is not a fully paid up share or on which the Company has a lien provided that, where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

42.2	The Board may also decline to register any transfer to joint holders unless the number of joint holders to whom the share is to be transferred does not exceed four.

42.3	Where a share is in uncertificated form, the Board may decline to register a transfer if it is entitled under the Regulations to refuse to register the same and shall refuse to register a transfer if, under the Regulations, it is required not to register the same.

42.4	The Board may also decline to register any transfer unless the requirements of Article 40 have been complied with in respect of such transfer.

43.	Notice of Refusal

If the Board shall refuse to register a transfer of any share it shall send to the transferee notice of the refusal:

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	(A)	where the shares are in certificated form, within the earlier of the time required by the London Stock Exchange from time to time or two months after the date on which the instrument of transfer was lodged; or

	(B)	where the shares are in uncertificated form, within two months after the date that properly authenticated dematerialised instructions are received by the registrars of the Company from time to time giving instructions to update the Register to show the transferee as the holder of the shares.

44.	Fees on Registration

No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of the Court or other instrument relating to or affecting the title to any shares, or otherwise making any entry in the Register relating to any shares.

45.	Suspension of Registration of Transfers

The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

46.	Recognition of Renunciation of Allotment of Shares

Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

47.	Persons Recognised on Death of Member

In the case of the death of a Member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him whether solely or jointly with other persons.

48.	Election by Person Entitled on Transmission

	(A)	Subject to the provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon such evidence as to his title being produced as the Board may require, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

	(B)	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by signing an instrument of transfer of such share in favour of such person.

	(C)	All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the

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Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer were an instrument of transfer signed by such Member.

49.	Rights on Transmission

	(A)	Where a person becomes entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law, the rights of the Member in relation to that share shall thereupon cease.

	(B)	A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law, shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a Member, unless and until he shall become registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

STOCK

50.	Conversion of Shares into Stock

The Company may by Ordinary Resolution convert any fully paid up shares into stock and reconvert any stock into fully paid up shares of any denomination. After the passing of an Ordinary Resolution converting all the fully paid up shares of any class into stock, any shares of that class that subsequently become fully paid up and rank pari pasu in all other respects with such shares shall, by virtue of this Article 50 and such resolution, be converted into stock transferable in the same units as the shares already converted.

51.	Transfer of Stock

The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as the shares from which the stock arose might, prior to conversion, have been transferred or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not, without the sanction of an Ordinary Resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose.

52.	Rights of Stockholders

The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at General Meetings of the Company and other matters, and be subject to the same provisions of these Articles, as if they held the shares from which the stock arose, but no such right (except as to participation in dividends and in assets on a reduction of capital or a winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.

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53.	Applicability of Articles

Such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words "share" and "shareholder" herein shall include "stock' and "stockholder" respectively.

UNTRACED MEMBERS

54.	Untraced Members

54.1	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share or stock to which a person is entitled by transmission if and provided that:

	(A)	for a period of twelve years (ending with the date of publication of the advertisements referred to in Article 54.1(B) (or, if published on different dates, on the later thereof)) no cheque or warrant sent by the Company through the post in a pre-paid envelope addressed to the Member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed, and no cash dividend payable in respect thereof has been satisfied by the Company by the transfer of funds to a bank account designated by the Member or person entitled by transmission to the share or stock, and no communication has been received by the Company from the Member or the person entitled by transmission, provided that in any such period of twelve years at least three cash dividends whether interim or final have become payable by the Company and no such dividend has been claimed; and

	(B)	the Company has at the expiration of the said period of twelve years by advertisement in both a leading national newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (A) of this Article 54.1 is located given notice of its intention to sell such share or stock; and

	(C)	the Company has not during the further period of three months after the date of the advertisement (or the date of the later of the two advertisements to be published if they are published on different dates) and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission and the Member or person entitled by transmission has not cashed any cheque or warrant or had funds transferred into his bank account in respect of dividends in the manner set out in Article 54.1(A); and

	(D)	if any securities of the Company are admitted to listing on the London Stock Exchange or admitted to trading on the Alternative investment Market maintained by the London Stock Exchange the Company has first given notice in writing to the London Stock Exchange of its intention to sell such shares or stock.

54.2	To give effect to any such sale the Company may, in the case of a share in certificated form, appoint any person to execute as transferor an instrument of transfer of such share or stock and, in the case of a share in uncertificated form, may take such other steps in the name of the holder of the share as the Board may think fit to transfer such share, and the instrument of transfer or steps (as the case may be) shall be as effective as if it had been executed or taken (as the case may be) by the registered holder of or person entitled by the transmission to such share or stock. The Company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale by carrying all moneys in respect

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thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares in the Company or its holding company if any) as the Board may from time to time think fit and the Company shall not be required to account to the former Member or person entitled by transmission to such share or stock for any interest or other moneys earned from the net proceeds of such sale.

54.3	If during the period of twelve years referred to in Article 54.1(A) or during the period of three months referred to in Article 54.1(C) or during any intervening period, further shares have been issued in right of those held at the beginning of the twelve year period or of any previously so issued during such periods and all of the requirements of Articles 54.1(A) to (D) have been met in respect of such further shares on the basis that all references to the twelve year period shall be deemed to be references to the entire period in which all such further shares have been in issue and on the basis that the proviso to Article 54.1(A) shall not apply to such further shares, then the Company may also sell such further shares under Article 54.2.

ALTERATIONS OF CAPITAL

55.	Increase of Capital, Consolidation, Sub-Division and Cancellation

55.1	The Company in General Meeting may from time to time, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully paid up or not, by Ordinary Resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and to carry such preferential, deferred, qualified or other special rights or privileges (if any), or to be subject to such conditions or restrictions (if any), in regard to dividend, return of capital, voting or otherwise as the General Meeting resolving upon such increase may direct.

55.2	The Company may from time to time by Ordinary Resolution:

	(A)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; and

	(B)	cancel any shares which at the date of the passing of the Resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

	(C)	sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Companies Acts, and so that the Resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with, the other or the others as the Company has power to attach to unissued or new shares.

56.	Fractions

Whenever as a result of any consolidation, division or sub-division of shares any difficulty arises, the Board, subject to any direction by the Company in General Meeting, may settle the same as it thinks expedient and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and for the distribution of the net proceeds of sale

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in due proportion among the Members who would have been entitled to the fractions or, if permitted, for the retention of such net proceeds for the benefit of the Company and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof who shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

57.	Reductions of Capital

Subject to any conditions prescribed by the Companies Acts and to any rights for the time being attached to any shares, the Company may from time to time by Special Resolution reduce its authorised and issued share capital, any capital redemption reserve, any share premium account or other undistributable reserve in any manner.

58.	Purchase of Own Shares

58.1	Subject to the provisions of the Companies Acts and these Articles and to any confirmation or consent required by law, the Company may from time to time purchase its own shares (including any redeemable shares) provided that if there are in issue any convertible shares of the Company then no purchase by the Company of any of its own shares shall take place unless it has been sanctioned by an Extraordinary Resolution passed at a separate class meeting of the holders of each class of convertible shares or the terms of issue of such convertible shares include provisions permitting the Company to purchase such shares.

58.2	Neither the Company nor the Board shall be required to select the shares to be purchased rateably, or in any other particular manner, as between the holders of shares of the same class, or as between them and the holders of shares of any other class, or in accordance with the rights as to dividends or capital conferred by any class of shares.

59.	Treatment of New Share Capital

Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

GENERAL MEETINGS

60.	Annual General Meetings

The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in the year. Not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Board shall determine. All General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings.

61.	Extraordinary General Meetings

The Board may, whenever it thinks fit, and in accordance with the Companies Acts, convene an Extraordinary General Meeting and, on the requisition of Members under the Companies Acts, shall forthwith proceed to convene an Extraordinary General Meeting in accordance with the Companies Acts. If sufficient Directors are not within the United Kingdom to call a General Meeting, any Director or Member may call a General Meeting.

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62.	Notices of General Meetings

62.1	An Annual General Meeting or a meeting called for the passing of a Special Resolution or a resolution of which special notice has been given to the Company or a resolution appointing a person as a Director shall be called by not less than 21 clear days' notice in writing. A meeting other than either an Annual General Meeting or a meeting called for the passing of a Special Resolution or a resolution of which special notice has been given to the Company or a resolution appointing a person as a Director shall be called by not less than 14 clear days' notice in writing.

62.2	The notice shall specify the place, date and time of meeting and, in the case of special business, the general nature of that business, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and on a poll vote instead of him and that a proxy need not be a Member of the Company.

62.3	The notice converting an Annual General Meeting shall specify the meeting as such, and the notice converting a meeting to pass a Special or Extraordinary Resolution shall specify the intention to propose the resolution as a Special or Extraordinary Resolution as the case may be.

62.4	Subject to the provisions of the Acts, notice of every General Meeting shall be given in the manner hereinafter mentioned to all Members (other than such as under the provisions of these Articles or the terms of issue of the shares they hold are not entitled to receive such notices from the Company) and to the Auditors.

62.5	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Article 62.1, it shall be deemed to have been duly called if it is so agreed:

	(A)	In the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat; and

	(B)	In the case of any other meeting, by a majority in number of the Members entitled to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

62.6	The accidental omission to give notice of a meeting or send any other notice or circular relating thereto or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or other notice or circular relating thereto or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

62.7	If the Board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a General Meeting on the date or at the time or place specified in the notice calling the General Meeting, or on the date or at the time or place to which the General Meeting has been postponed under this Article 62.7 or adjourned, it may postpone the meeting to another date, time or place. When a meeting is postponed for 30 days or more, not less than seven days' notice of the postponed meeting shall be given in like manner as in the case of the original meeting. Otherwise when a meeting is postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Save as aforesaid, it shall not be necessary to give any notice of the business to be transacted at such postponed meeting. The arrangements under Article 71

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made by the Board for such General Meeting shall, unless varied, apply to the postponed meeting.

PROCEEDINGS AT GENERAL MEETINGS

63.	Special Business

All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special, with the exception of:

63.1	the declaration of dividends;

63.2	the consideration and adoption of the annual accounts and the reports of the Directors and the Auditors and any other documents required to be annexed to the accounts;

63.3	the appointment of Directors in place of those retiring (by rotation or otherwise);

63.4	the appointment of Auditors where a special notice of the resolution for such appointment is not required by the Act; and

63.5	the fixing of, or the determining of the method of fixing, the remuneration of the Auditors.

64.	Amendments to Resolutions

64.1	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings of the substantive resolution shall not be invalidated by any error in such ruling.

64.2	In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

64.3	In the case of a resolution duly proposed as an Ordinary Resolution, no amendment (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon unless written notice of the proposed amendment and of the intention to move it has been left at the Office not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting at which the Ordinary Resolution is to be considered.

65.	Quorum

No business shall be transacted at any General Meeting unless a quorum be present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

66.	If Quorum not Present

If within five minutes (or such longer time not exceeding one hour as the Chairman of the meeting may decide to wait) from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such other day and at such time or place as the Chairman of the meeting may determine and the Company shall give not less

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than seven clear days' notice in writing of the adjourned meeting (but otherwise complying with Article 62). At the adjourned meeting one Member (whatever the number of shares held by him) present in person or by proxy and entitled to vote shall be a quorum.

67.	Director's Rights to Attend and Speak

Each Director shall be entitled to attend and speak at any General Meeting and at any separate meeting of the holders of any class of shares of the Company.

68.	ADS Holder's Rights to Attend and Speak

68.1	Each ADS Holder shall be entitled to attend and speak (but not vote) at any General Meeting or at any separate meeting of the holders of any class of shares in the Company on the provision by him of such evidence as to his identity as the Company may from time to time specify (either in the notice of the meeting or by such other manner as the Company may determine) as being required to be produced.

68.2	In the event that any person seeking attendance and the right to speak as an ADS Holder at any General Meeting or at a separate meeting of the holders of any class of shares in the Company pursuant to Article 68.1 is unable to provide such evidence as to his identity as the Company has specified as being required, the Chairman of the meeting shall have discretion to allow that person to attend and speak (but not vote) on being satisfied that that person is an ADS Holder.

68.3	Any determination by the Chairman under the provisions of this Article shall be final and conclusive but without prejudice to the power of the Chairman to subsequently vary or revoke such determination.

69.	Chairman

69.1	The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as Chairman at every General Meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes after the time appointed for holding the meeting, or if none of them is willing to act as Chairman, the Directors present shall choose one of their number to act or, if one Director only is present, he shall preside as Chairman if willing to act. If there is no Director present and willing to act as Chairman, the persons present and entitled to vote on a poll shall elect one of their number to be Chairman of the Meeting.

69.2	The Chairman of the meeting shall take such action as he thinks fit to promote the orderly conduct of the meeting. The decision of the Chairman of the meeting on points of order, matters of procedure or arising incidentally out of the business of the meeting shall be final and conclusive, as shall be his determination, acting in good faith, whether any point or matter is of such a nature.

70.	Power to Adjourn

70.1	Without prejudice to any other power of adjournment he may have under these Articles or at common law, the Chairman of the meeting may at any time after the appointed time of commencement of the meeting without the consent of the meeting, adjourn such meeting (at which a quorum is present) from time to time and from place to place where it appears to him that:

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	(A)	the number of persons present or wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

	(B)	the conduct of persons present prevents, or is likely to prevent, the orderly conduct of business and it is not practicable by means other than adjournment to provide for the business of the meeting to be conducted orderly; or

	(C)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

70.2	The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place.

70.3	No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting from which the adjournment took place.

70.4	When a meeting is adjourned for 30 days or more, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid and as provided in Article 66, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

70.5	The arrangements under Article 71 made by the Board in respect of a General Meeting which is adjourned shall, unless varied, apply to the adjourned meeting.

71.	Accommodation of Members at Meeting

71.1	The Board may at any time prior to the appointed time of commencement of a General Meeting or any separate meeting of the holders of any class of shares of the Company, and the Chairman of such meeting may at any time after the appointed time of commencement of such meeting make or alter arrangements for the meeting as it or he shall in its or his absolute discretion consider to be appropriate for the purpose of ensuring the safety of those attending at any place specified for the holding of a General Meeting or any separate meeting and so as to enable the persons present adequately to hear the proceedings of the meeting and to speak and vote on the matters before the meeting. The Chairman of the meeting may in making such arrangements alter the arrangements made by the Board.

71.2	The entitlement of any Member or his proxy (other than the Chairman of the meeting) to attend a General Meeting or any separate meeting of the holders of any class of shares of the Company shall be subject to any such arrangements as provided by Article 71.1.

71.3	Arrangements made under Article 71.1 may include arrangements for Members, their proxies and representatives (in the case of corporate Members) entitled to attend the meeting to do so by attending at a place or places other than the place specified in the notice of meeting at which the Chairman of the meeting is to preside (the “Principal Place”), provided that persons attending at the Principal Place and at such other place or places are able adequately to hear the proceedings of the meeting and, if entitled, to speak and vote on the matters before the meeting.

71.4	The Board or the Chairman of the meeting may implement, at General Meetings or any separate meetings of the holders of any class of share of the Company, such searches or security arrangements as it or he shall think appropriate to which Members, their proxies and representatives (in the case of corporate Members) and other persons attending the meeting shall be subject. The Board and the Chairman of the meeting shall be entitled to refuse entry

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to the meeting or eject from the meeting any such Member, proxy and representative who does not submit to such searches, fails to comply with such security arrangements or who disrupts the orderly conduct of the meeting.

VOTING AT GENERAL MEETINGS

72.	Method of Voting

72.1	At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll. Subject to the provisions of the Companies Acts, a poll may be demanded by:

	(A)	the Chairman of the meeting; or

	(B)	at least five Members present in person (which, for the avoidance of doubt, includes a duly authorised corporate representative) or by proxy and entitled to vote; or

	(C)	any Member or Members present in person (which, for the avoidance of doubt, includes a duly authorised corporate representative) or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

	(D)	any Member or Members present in person (which, for the avoidance of doubt, includes a duly authorised corporate representative) or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

72.2	Unless a poll is so demanded and the demand is not withdrawn a declaration by the Chairman that a resolution has, on a show of hands, been carried, carried unanimously, carried by a particular majority, not carried, not carried by a particular majority, or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

73.	Procedure on a Poll

73.1	If a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting shall direct and he may (and, if so directed by the meeting, shall) appoint scrutineers who need not be Members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

73.2	A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than 30 days after the date of the demand) and place as the Chairman shall direct. It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll.

73.3	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn with the consent of the Chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

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73.4	On a poll, votes may be given either personally or by proxy or (in the case of a corporate Member) by a duly authorised representative.

73.5	A person entitled to more than one vote on a poll need not, if he votes, use all his votes, or cast all the votes he uses, in the same way.

74.	Chairman's Casting Vote

In the case of an equality of votes at a General Meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall be entitled to a second or casting vote.

75.	Votes of Members

75.1	Subject to any special terms as to voting upon which any shares may be issued, or may for the time being be held, on a show of hands every Member who is present in person (which expression shall include a person present as the duty authorised representative of a corporate Member acting in that capacity) at a General Meeting of the Company shall have one vote and on a poll every Member who is present in person or by proxy shall have one vote for every share of which he is the holder.

75.2	In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

75.3

A Member who is mentally disordered or a patient for any purpose of any statute relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the control or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court, and such receiver, committee, curator boinis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purposes of General Meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Transfer Office (or at such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

76.	Objection to Error in Voting

If:

	(A)	any objection shall be raised to the qualification of any voter; or

	(B)	any votes have been counted that ought not to have been counted or that might have been rejected; or

	(C)	any votes are not counted that ought to have been counted

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the

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adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection raised or error pointed out in due time shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same may have affected the decision of the meeting. The decision of such Chairman of the meeting on such matters shall be final and conclusive.

PROXIES

77.	Form of Proxy

Subject to Article 80.1 the instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. The signature on such instrument need not be witnessed.

78.	Proxy Need Not be a Member

A proxy need not be a Member.

79.	Deposit of Instruments of Proxy

79.1	Subject to Article 80.1, an appointment of proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall:

	(A)	in the case of an appointment contained in an instrument in writing, be delivered at the Transfer Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment thereof or, in either case, in any document sent with the notice); or

	(B)	in the case of an appointment contained in an Electronic Communication, where an address has been specified in either the notice convening the meeting, or in any notice of any adjournment thereof or, in either case, any document sent with the notice, or in any invitation contained in an Electronic Communication inviting the appointment of a proxy, shall be delivered at that address in either case within:

	(C)	48 hours before the appointed time for the meeting or adjourned meeting at which the person named in the appointment proposes to vote, whether on a show of hands or a poll taken at or on the same day as the meeting or adjourned meeting; or,

	(D)	24 hours before a poll which is taken after the day of the meeting or adjourned meeting.

79.2	When two or more valid but differing instruments appointing a proxy are delivered in respect of the same share for use at the same meeting the one which is last dated by the appointor (provided that such date is on or before the date of delivery but otherwise regardless of the actual date of execution or the date of its delivery) shall be treated as replacing and revoking the others as regards that share. If not all such instruments of proxy are so dated, or if they are dated the same date, or if any such date is illegible as written or falls after the date of delivery, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share, but if the

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Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share.

79.3	Delivery of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

80.	Supply of Instrument of Proxy

80.1	Instruments of proxy shall be in any common form or in such other from as the Board may approve and the Board may, if it thinks fit, (but subject to the provisions of the Acts) send out with the notice of any meeting forms of instrument or proxy for use at the meeting. If requested or authorised to do so by any shareholder, the Board may send out proxy forms in an Electronic Communication.

80.2	The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the Chairman of the meeting, and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit but any such authority purportedly conferring discretion on the proxy shall, although binding as between the appointor and the Company, be without prejudice, as between the appointor and the proxy, to any instructions which the appointor may separately give to the proxy.

80.3	A demand for a poll made by a person as proxy for a Member or as the duly authorised representative of a Member which is a corporation shall be the same as a demand made by a Member except that for the purpose of establishing whether the requirements of Article 72 are met, the voting rights to be taken into account shall be the voting rights which may be exercised by such person in his capacity as proxy for or duly authorised representative of the Member and not the voting rights which may be exercised by the Member himself.

80.4	The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any postponement or adjournment of the meeting as for the meeting to which it relates.

81.	Corporate Representative

81.1	Any corporation which is a Member of the Company may (in the case of a corporation, by resolution of its Directors or other governing body or by authority to be given under seal or under the hand of an officer or officers duly authorised by it) authorise such person or (in the case of an Approved Depositary) persons as it thinks fit to act as its representative or, as the case may be, representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares.

81.2	A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual Member and such grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if the person so authorised is present at such meeting.

82.	Validity of Acts of Proxy

A vote given or poll demanded by a proxy or by a duly authorised representative of a corporation shall be valid notwithstanding the previous death or incapacity of the principal, or

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revocation of the instrument of proxy or of the authority under which it was executed or revocation of the appointment of the duly authorised representative, or the transfer of the share in respect of which the vote is given or poll is demanded, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) or, where the appointment of the proxy was contained in an Electronic Communication at the address at which such communication was duly received, not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or poll demanded or such later time as may be determined by the Board and set out in a notice in writing sent to Members.

APPOINTMENT AND REMOVAL OF DIRECTORS

83.	Number and Qualification of Directors

83.1	Unless and until otherwise determined by Ordinary Resolution of the Company, the number of Directors shall not be subject to any maximum but shall be not less than four.

83.2	No shareholding qualification for Directors shall be required.

84.	Power of Company to Appoint Directors

Subject to the provisions of these Articles, the Company may by Ordinary Resolution (of which 21 days' notice is given pursuant to Article 62) appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed from time to time by or in accordance with these Articles.

85.	Power of Board to Appoint Directors

Without prejudice to the power of the Company by Ordinary Resolution in pursuance of any of the provisions of these Articles to appoint any person to be a Director, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed from time to time by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following Annual General Meeting and shall then be eligible for reappointment but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

86.	Removal by the Company

The Company may by Special Resolution, or by Ordinary Resolution of which special notice has been given in accordance with the provisions of the Companies Acts, remove any Director before the expiration of his period of office (without prejudice to any claim for damages under any contract) and may (subject to the provisions of these Articles) by Ordinary Resolution (of which 21 clear days' notice is given pursuant to Article 62) appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed a Director.

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87.	Eligibility of New Directors

No person other than a Director retiring at the meeting shall, unless recommended by the Board, be appointed a Director at any General Meeting unless, not less than seven and not more than 42 clear days before the day appointed for the meeting, there has been lodged at the Office notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment and also notice in writing signed by the person to be proposed of his willingness to be appointed.

88.	Associate Directors

The Board may from time to time appoint any person to any office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word "Director" in the designation or title of any such office or employment with the Company shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any of the purposes of these Articles.

89.	Vacation of Office by Director

Without prejudice to the provisions for retirement by rotation hereinafter contained the office of a Director shall be vacated in any of the events following, namely if:

89.1	he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

89.2	the Board resolves that he is through physical or mental incapacity or mental disorder no longer able to perform the functions of a Director;

89.3	without leave of the Board, he is absent from meetings of the Board for six consecutive months, and the Board resolves that his office be vacated;

89.4	he presents a petition for his own bankruptcy, he is adjudged bankrupt, he issues proposals to creditors for any arrangement or composition (whether as a voluntary arrangement under Part VIII of the Insolvency Act 1986 or otherwise), he makes any such arrangement or composition with creditors, or he applies for an order for protection from his creditors;

89.5	he is prohibited by law from being a Director;

89.6	he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Articles;

89.7	he is requested to resign by a notice in writing delivered to the Office or tendered at a meeting of the Board signed by all of the other Directors (not being less than three in number) and, for this purpose, like notices each signed by a Director shall be as effective as a single notice signed by a number of Directors;

89.8	being an Executive Director, he is dismissed from such office (whether or not such dismissal shall be in breach of contract);

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89.9	he is convicted of an indictable offence and the Board resolves that it is undesirable in the interests of the Company that he remains a Director;

89.10	the conduct of that Director (whether or not concerning the affairs of the Company) is the subject of an investigation by an inspector appointed by the Secretary of State or by the Serious Fraud Office (or any successor body or body equivalent in any foreign jurisdiction thereto) and the Board shall resolve that it is undesirable in the interests of the Company that he remains a Director.

If the office of a Director is vacated for any reason, that Director shall also cease to be a Member of any committee or sub-committee of the Board.

REMUNERATION OF DIRECTORS

90.	Ordinary Remuneration

The ordinary remuneration of the Directors for their services as such (excluding amounts payable under other provisions of these Articles) shall be determined by the Board or any committee authorised by the Board but shall not exceed in aggregate the sum of £500,000 per annum or such greater sum as the Company may from time to time determine by Ordinary Resolution. Such sum (unless otherwise directed by the resolution of the Company by which it is voted) shall be divided among the Directors in such proportion and in such manner as the Board or any committee authorised by the Board may determine or, in default of such determination, equally (except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he holds office).

91.	Additional Remuneration and Expenses

91.1	Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board, or committees of the Board, or General Meetings or separate meetings of the holders of any class of shares or of debentures of the Company and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director.

91.2	Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) or may receive such other benefits as the Board, or any committee authorised by the Board, may determine and such extra remuneration or benefits shall be in addition to any remuneration or benefits provided for by or pursuant to any other Article.

92.	Insurance

92.1	Subject to the provisions of the Act and without prejudice to the provisions of Article 162 the Board or any committee authorised by the Board shall have the power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time Directors, officers, employees of Auditors of the Company, or of any other company which is its parent undertaking or in which the Company or such parent undertaking or any of the predecessors of the Company or of such parent undertaking has any interest (whether direct or indirect) or which is in any way allied to, or associated with, the Company, or to any subsidiary undertaking of the Company, or of any such other company, or who are or were at any time trustees of any pension fund or employees' share scheme in which employees of the Company, or of any other such company or subsidiary undertaking, are interested.

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92.2	Insurance purchased or maintained pursuant to Article 92.1 may include, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and /or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking or pension fund.

93.	Executive Directors

93.1	The Board may from time to time appoint one or more of the Directors to be an Executive Director for such period (subject to the provisions of the Act) and upon such terms as the Board or any committee authorised by the Board may determine and may revoke or terminate any of such appointments.

93.2	The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise.

93.3	Any revocation or termination of appointment as Executive Director shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination.

93.4	An Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee authorised by the Board may determine and either in addition to or in lieu of his remuneration as a Director.

ROTATION AND RETIREMENT OF DIRECTORS

94.	Retirement by Rotation

94.1	At the Annual General Meeting in every year from and including 2000 there shall retire from office by rotation:

	(A)	all Directors who held office at the time of the two preceding Annual General Meetings and who did not retire by rotation at either of them;

	(B)	any Director who wishes to retire and not to offer himself for re-election or any Director who is due to retire by reason of age; and

	(C)	if the number of Directors retiring under (A) and (B) above is less than one-third of the Directors or, if their number is not three or a multiple of three, less than the number which is nearest to but does not exceed one-third, such additional number of Directors as shall together with the Directors retiring under (A) and (B) above equal one-third of the Directors or, if their number is not three or a multiple of three, the number which is nearest to but does not exceed one-third.

94.2	The Directors to retire under paragraph (C) of Article 94.1 shall be those who have been longest in office since their last appointment but as between persons who became or were last appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business on the date of the notice convening the Annual General Meeting and no Director

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shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after such date but before the close of the meeting.

95.	Vacation of office by Virtue of Age

Any provision of the Companies Acts which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any director over a specified age, shall apply to the Company.

96.	Position of Retiring Director

A Director who retires at an Annual General Meeting shall be eligible for reappointment. If he is not reappointed or deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

97.	Deemed Reappointment

Subject to the provisions of these Articles, the Company, at the meeting at which a Director retires by rotation, may fill the vacated office by appointing a person thereto and in default the retiring Director shall be deemed to have been reappointed unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the reappointment of such Director shall have been put to the meeting and lost or such Director has given notice in writing to the Company that he is unwilling to be reappointed or where such Director has attained any retiring age applicable to him as Director.

DIRECTORS’ INTEREST

98.	Permitted Interests

98.1	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period, subject to the provisions of the Act, and upon such terms as the Board may determine and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee authorised by the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

98.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

98.3	A Director of the Company may be or become a director or otherwise interested in, any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of the appointment of the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

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98.4	A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

98.5	Where arrangements are under consideration by the Board or any committee authorised by the Board concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns one per cent. or more within the meaning of Article 101 below.

98.6	Subject to the provisions of the Act and to Article 99 no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

99.	Disclosure to Board

99.1	A Director who is in any way, whether directly or indirectly, interested in any transaction with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the transaction is first taken into consideration, or if the Director did not at the date of that meeting know his interest existed in the transaction, at the first meeting of the Board after he knows that he is or has become so interested.

99.2	For the purposes of this Article 99 a general notice to the Board by a Director to the effect that:

	(A)	he is a member of a specified company or firm and is to be regarded as interested in any transaction which may after the date of the notice be made with that company or firm; or

	(B)	he is to be regarded as interested in any transaction which may after the date of the notice be made with a specified person who is connected with him (within the meaning of section 346 of the Act)

shall be deemed to be a sufficient declaration of interest under this Article 99 in relation to any such transaction; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

99.3	An interest of a person who is connected (within the meaning of section 346 of the Act) with a Director shall be treated as an interest of the Director and an interest (whether of his or of such a connected person) of which a Director has no knowledge and which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

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100.	Interested Director Not to Vote

Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any transaction in which he has an interest which (together with any interest of any person connected (within the meaning of section 346 of the Act) with him) is to his knowledge a material interest, and if he shall do so his vote shall not be counted. Subject to the provisions of the Companies Acts, and in the absence of some other material interest, this prohibition shall not apply to any of the following matters, namely:

100.1	any transaction for giving to such Director any guarantee, security or indemnity in respect of money lent by him or obligations undertaken by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

100.2	any transaction for the giving by the Company or any of its subsidiary undertakings of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings in respect of which such Director has himself given an indemnity or that he has guaranteed or secured in whole or in part;

100.3	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

100.4	any transaction concerning any other company (not being a company in which such Director owns one per cent. or more within the meaning of Article 101 below) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

100.5	any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company, provided that for the purposes of this Article 100 such insurance shall mean only insurance which the Company is empowered to purchase and/or maintain for or for the benefit of a Director or any group of persons consisting of or including Directors of the Company pursuant to Article 92; and

100.6	any arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award any Director any privilege or benefit not generally awarded to the employees to whom such arrangement relates.

101.	Company Where Director Owns One Per Cent.

101.1	A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as (but only if and so long as) the Director, together with any person connected with him within the meaning of section 346 of the Act (a “connected person”) is either directly or indirectly the holder of or beneficially interested in one per cent. or more of any class of the issued equity share capital of such company or of the voting rights available to members of such company. For the purpose of this Article 101.1 there shall be disregarded:

	(A)	any shares held by a Director or connected person as bare or custodian trustee and in which he has no beneficial interest;

	(B)	any shares comprised in a trust in which the interest of the Director or connected person is in reversion or remainder if and so long as some other person is entitled to receive the income thereof;

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	(C)	any shares comprised in an authorised unit trust scheme in which the Director or connected person is interested only as a unit holder; and

	(D)	any shares held on behalf of an employee trust or a scheme for the benefit of employees other than shares held beneficially for such Director or connected person.

101.2	Where a company in which a Director holds one per cent. (within the meaning of Article 101.1) or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

102.	Directors' Resolution

102.1	Subject to the provisions of Article 102.2, if any question shall arise at any meeting of the Board as to the materiality of the interest of a Director or as to the entitlement of any Director to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be decided by a resolution of the Board (for which purpose such Director shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Director as known to such Director has not been fairly disclosed to the Board.

102.2	Where a question arises at any meeting of the Board as to the materiality of the interest of the Chairman or as to the entitlement of the Chairman to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing not to vote or not to be counted in the quorum and on a vote being put to the Board there is an equality of votes then such interest shall be deemed immaterial and the Chairman shall be entitled to vote and be counted in the quorum.

103.	Definition

The word "transaction" in Articles 99 to 101 shall include any actual or proposed transaction, contract, arrangement or agreement.

POWERS AND DUTIES OF THE BOARD

104.	Management of Company

The business of the Company shall be managed by the Board, which may exercise all such powers of the Company as are not by the Companies Acts or by these Articles required to be exercised by the Company in General Meeting, subject nevertheless to the provisions of the Companies Acts, the memorandum of association of the Company and these Articles and to any directions given by the Company in General Meeting by Special Resolution. No alteration to the memorandum of association of the Company or Articles and no Special Resolution shall invalidate any prior act of the Board that would have been valid if that alteration had not been made or that resolution had not been passed. The general powers given by this Article 104 shall not be limited or restricted by any special authority or power given to the Board by any other Article.

105.	Local Management

The Board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere and may appoint any persons to be Members of such local or divisional boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any such local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, and may also give power to sub-

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delegate, and may authorise the Members of any such local or divisional board or any of them to fill any vacancies therein (and to act notwithstanding vacancies) and to fix their own remuneration. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

106.	Appointment of Attorneys

The Board may be power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under the provisions of these Articles) and for such period and subject to such conditions and upon such terms (including terms as to remuneration) as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may remove any person appointed under this Article 106 and may revoke or vary the delegation but no person dealing in good faith, and without notice of the revocation or variation, shall be affected by it.

107.	Delegation to Individual Directors

The Board or any committee of the Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit (with power to sub-delegate) and either collaterally with, or to the exclusion of, its own powers and may, from time to time, revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

108.	Overseas Registers

Subject to the provisions of the Companies Acts, the Company may cause to be kept an overseas or local or other register in any place where Members are resident and the Board may make and vary such regulations as it may think fit in respect of the keeping of any such register.

109.	Employees

The Board may exercise any power conferred by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

110.	Execution of Certain Instruments

All cheques, promissory notes, drafts, bills or exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

111.	Minutes and Records

111.1	The Board shall cause minutes or records to be made in books provided for the purpose:

	(A)	of all appointments of officers made by the Board;

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	(B)	of the names of the Directors present at each meeting of the Board or committee of the Board; and

	(C)	of all resolutions and proceedings at all meetings of the Company, of the holders of any class of shares in the Company, of the Board and of any committee of the Board.

111.2	Any register, index, minute book, or other book or accounting records required by these Articles or the Acts to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

111.3	The Directors shall duly comply with the requirements of the Companies Acts in regard to keeping of the registers and in regard to the inspection and production and furnishing of copies of such registers. The Directors shall be entitled to charge such fee as is permitted under the Acts at any time for inspections and the production and furnishing of copies of such registers.

112.	Pensions and Allowances

112.1	The Board or any committee authorised by the Board may, on behalf of the Company, subject to the provisions of the Companies Acts, exercise all the powers of the Company to grant and pay pensions, annuities, gratuities, superannuation or other allowances and benefits in favour of any person, including any Director or former Director, or the relations, connections or dependants of any Director or former Director and, for the purpose of providing any such benefit or allowance, shall have power to contribute to any scheme or fund or to pay premiums in respect thereof.

112.2	No benefits (except such as may be permitted by any other Article) may be granted to or in respect of a Director or former Director who has not been employed by, or held an executive or other office or place of profit under, the Company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the Company or any such body corporate without the approval of an Ordinary Resolution of the Company.

112.3	A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article 112 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

113.	Borrowing Powers

113.1	Subject as hereinafter provided and to the provisions of the Companies Acts the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

113.2

	(A)	The Board shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only insofar as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all Borrowings by the Group (exclusive of Borrowings owing by one Member of the

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	(B)	of the names of the Directors present at each meeting of the Board or committee of the Board; and

	(C)	of all resolutions and proceedings at all meetings of the Company, of the holders of any class of shares in the Company, of the Board and of any committee of the Board.

111.2	Any register, index, minute book, or other book or accounting records required by these Articles or the Acts to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

111.3	The Directors shall duly comply with the requirements of the Companies Acts in regard to keeping of the registers and in regard to the inspection and production and furnishing of copies of such registers. The Directors shall be entitled to charge such fee as is permitted under the Acts at any time for inspections and the production and furnishing of copies of such registers.

112.	Pensions and Allowances

112.1	The Board or any committee authorised by the Board may, on behalf of the Company, subject to the provisions of the Companies Acts, exercise all the powers of the Company to grant and pay pensions, annuities, gratuities, superannuation or other allowances and benefits in favour of any person, including any Director or former Director, or the relations, connections or dependants of any Director or former Director and, for the purpose of providing any such benefit or allowance, shall have power to contribute to any scheme or fund or to pay premiums in respect thereof.

112.2	No benefits (except such as may be permitted by any other Article) may be granted to or in respect of a Director or former Director who has not been employed by, or held an executive or other office or place of profit under, the Company or any body corporate which is or has been its subsidiary undertaking or any predecessor in business of the Company or any such body corporate without the approval of an Ordinary Resolution of the Company.

112.3	A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article 112 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

113.	Borrowing Powers

113.1	Subject as hereinafter provided and to the provisions of the Companies Acts the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

113.2

	(A)	The Board shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only insofar as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all Borrowings by the Group (exclusive of Borrowings owing by one Member of the

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Group to another Member of the Group, other than amounts to be taken into account under paragraph 113.2(B)(3)(c) below) shall not, without the previous sanction of an Ordinary Resolution of the Company, at any time exceed an amount equal to the greater of £2 billion or two times the Adjusted Capital and Reserves.

(B)	For the purpose of the foregoing restriction:

	(1)	"the Adjusted Capital and Reserves" shall mean the aggregate from time to time of:

		(a)	the amount paid up or credited as paid up on the issued share capital of the Company; and

		(b)	the amount standing to the credit of the reserves (including any share premium account, capital redemption reserve, property or any other revaluation reserve, any credit balance on profit and loss account and any amount standing to the credit of any reserve arising on any reduction of capital of the Company) all as shown by the then latest audited balance sheet but:

			(i)	after deducting (except to the extent that such deduction has already been made) therefrom any debit balance on profit and loss account subsisting at the date of that audited balance sheet, sums equivalent to the book values of goodwill, any other intangible assets shown in such consolidation, sums set aside for taxation, amounts attributable to outside shareholders in subsidiaries of the Company and any distributions declared, recommended (by the directors of the company proposing to make such distribution to the Members of such company) or made by any Member of the Group (other than to any other Member of the Group and attributable directly or indirectly to the Company) out of profits included within the reserves as at the date of the audited balance sheet and not provided for in the audited balance sheet;

			(ii)	after taking into account (except to the extent already taken into account) the subscription moneys (including any premium) in respect of any share capital of the Company allotted or issued for cash since the date of the then latest audited balance sheet to the extent that the subscription moneys (including any premium) in respect thereof are payable within twelve months of the date at which the amount of the Adjusted Capital and Reserves is to be calculated. In particular where an allotment or issue (actual or proposed) of shares for cash has been underwritten then the subscription moneys (including any premium) in respect of such allotment or issue (if not received at the time the calculation is made), shall be deemed to have been received (to the extent that such moneys are payable within 12 months after the date of allotment) on the date when such allotment or issue was underwritten to the extent that it was underwritten (or, if such underwriting was conditional, on the date when such underwriting became unconditional);

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(iii) after making adjustments to reflect any variation in the amount of such capital redemption reserve or property or any other revaluation reserve since the date of such audited balance sheet;

(iv) after making adjustments to reflect any variation in the book value of investment in subsidiary undertakings which have been accounted for through a revaluation or other capital reserve and any variation to reflect any change since that date in the companies comprising the Group since the date of such audited balance sheet;

(v) if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to be become or cease to be a subsidiary undertaking, after making such further adjustments as would be appropriate if such transactions had been carried into effect; and

(vi) by the making of such other (if any) adjustments as the Auditors after consultation with the Company may consider appropriate but ignoring revenue profits or losses arising in the accounting reference period which commenced immediately after the date of the audited balance sheet save insofar as such profits or losses are or have been accounted for in accordance with paragraphs (i) to (v) above. For the avoidance of doubt, there shall not be made any downwards adjustments under this Article 113.2(B) in respect of any adjustment to any reserve that has arisen or in respect of any negative reserve created as a result of the purchase by the Company out of capital of its own shares prior to the adoption of these Articles of Association.

(2)	“Borrowings” shall be deemed to include not only borrowings of any Member of the Group but also the following, except insofar as otherwise taken into account:

	(a)	the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys, the beneficial interest wherein, or the right to repayment whereof, is not for the time being owned by a Member of the Group or of any other body (whether corporate or unincorporated) and the payment or repayment or redemption whereof is the subject of a guarantee or indemnity or security (in whole or in part) by a Member of the Group;

	(b)	the outstanding principal amount raised by acceptances (not being acceptances in respect of the purchase or sale of goods in the ordinary course of trading) by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any Member of the Group;

	(c)	the principal amount of any debenture (whether secured or unsecured) of a Member of the Group owned otherwise than by a Member of the Group;

	(d)	the principal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking beneficially owned otherwise than by a Member of the Group;

	(e)	any fixed or minimum premium payable on repayment of any borrowings or deemed borrowings of any Member of the Group provided that where the items concerned are bonds, notes, debentures, loan stocks and/or

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other debt securities issued at a discount only the issue price together with any applicable discount recognised at the time of calculation and required by accountancy principles or practices generally accepted for the time being in the United Kingdom to be reflected in the latest consolidated balance sheet of the Group shall be treated as borrowings;

(f)	any liability of any Member of the Group under a Finance Lease or Hire Purchase Agreement (to the extent such amount is to be included in the balance sheet (or consolidated balance sheet) of any Member of the Group in accordance with generally accepted accounting principles): for this purpose "Finance Lease" means a contract between a lessor and the Company or one of its subsidiary undertakings as lessee or sub-lessee where substantially all the risk and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee and "Hire Purchase Agreement" means a contract of hire between a hire purchase lender and the Company or one of its subsidiary undertakings as hirer;

(g)	sums which would not otherwise be treated as borrowings or deemed borrowings by any Member of the Group which were treated with the concurrence of the Auditors and in accordance with any current Statement of Standard Accounting Practice (or other accounting principle or practice generally accepted for the time being in the United Kingdom) in the latest audited consolidated balance sheet of the Group as borrowings or deemed borrowings;

but shall be deemed not to include:

(h)	borrowings or deemed borrowings of any Member of the Group for the purposes of repaying (with or without premium) the whole or any part of borrowings or deemed borrowings by a Member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

(i)	borrowings incurred by any Member of the Group for the purpose of financing any contract in respect of which any part of the price receivable by a Member of the Group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency or non-governmental successor fulfilling a similar function, to an amount not exceeding that part of the price receivable under the contract which is so guaranteed or insured;

(j)	borrowings or deemed borrowings of an undertaking which became a subsidiary undertaking of the Company after the date at which the last audited balance sheet was prepared and not more than six months before the date on which Borrowings are being ascertained for the purposes of this Article 113 to the extent that the amount of those borrowings or deemed borrowings does not exceed the amount thereof immediately after it became such a subsidiary undertaking;

(k)	sums which would otherwise be borrowings or deemed borrowings of any Member of the Group remaining secured on any asset acquired by any Member of the Group at the time of such acquisition and for a period of six months thereafter;

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	(l)	sums which would otherwise fall to be treated as borrowings or deemed borrowings by any Member of the Group which were treated with the concurrence of the Auditors and in accordance with any current Statement of Standard Accounting Practice (or other accountancy principle or practice generally accepted for the time being in the United Kingdom) in the latest audited consolidated balance sheet of the Group as otherwise than borrowings or deemed borrowings;

	(m)	sums retained by any Member of the Group (or its agent or nominee) under the terms of any contract or other arrangement relating to the construction of capital projects where such is retained for the purposes of securing satisfactory completion and entry into service of the project for so long as, and to the extent that, any Member of the Group is entitled to retain such sum under the relevant contract or arrangement;

	(n)	sums advanced or paid to any Member of the Group (or its agent or nominee) by customers of any Member of the Group as prepayments, progress payments, payments on account or payments by way of deposit or security in respect of goods or services;

	(o)	commitments of any Member of the Group under operating leases, other leases (except any lease which constitutes a finance lease) and under hire purchase agreements which would not be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in preparation of the latest available audited consolidated balance sheet of the Group;

	(p)	sums advanced to any Member of the Group to the extent of the amount of any deposits maintained by any Member of the Group for the time being with the relevant bank or financial institution and over which that bank or financial institution has rights of set-off in respect of the sums advanced; and

	(q)	any premium payable on final repayment of an amount which does not amount to borrowings or deemed borrowings.

(3)	When the aggregate principal amount of Borrowings required to be taken into account for the purposes of this Article 113 on any particular date is being ascertained:

	(a)	any of such moneys denominated or repayable (or repayable at the option of any person other than the Company) in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent:-

(i) with the exception of Excepted Foreign Currency Borrowings (as hereinafter defined), at the rate of exchange used for the purposes of the latest available audited consolidated balance sheet of the Group or, if any relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange therefor ruling at the date of such latest audited consolidated balance sheet and determined on such basis as the Auditors may determine or approve but if the amount in sterling resulting on conversion at the relevant rate would be greater than that resulting from conversion at the rate prevailing in London at the close of

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business on the business day immediately preceding the day on which the calculation falls to be made, the latter rate shall apply instead:

	(ii)	in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange which would be applicable to such borrowed moneys on their repayment to the extent that such rate of exchange is fixed under any Exchange Cover Scheme (as hereinafter defined) in connection with such borrowed moneys, provided that where it is not possible to determine the rate of exchange applicable at the time of repayment of any such borrowed moneys, they shall be translated into sterling under the terms of the applicable Exchange Cover Scheme on such basis as may be agreed with, or determined, by the Auditors or, if this is agreed by the Auditors not to be practicable, in accordance with the provisions of paragraph (i) above;

and for the purpose of this paragraph:-

	(i)	"Excepted Foreign Currency Borrowings" means borrowed money denominated or repayable in a currency other than sterling which has the benefit of an Exchange Cover Scheme and "Exchange Cover Scheme" means any exchange cover scheme, forward currency contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in exchange rates; and

	(ii)	where under the terms of any borrowing the amount of money which would be required to discharge the principal amount of borrowed moneys in full if it fell to be repaid (whether at the option of the company borrowing the same or by reason of default) at such material time is less than the amount which would otherwise be taken into account in respect of such moneys borrowed for the purposes of this Article 113 the amount of such borrowed moneys to be taken into account shall be such lesser amount;

(b)	where under the terms of any borrowing the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Company or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article 113 the amount of such borrowing to be taken into account for the purpose of this Article shall be such lesser amount; and

(c)	moneys borrowed by a partly-owned subsidiary undertaking and not owing to another Member of the Group shall be taken into account subject to the exclusion of a proportion thereof equal to the relevant proportion and moneys borrowed and owing to a partly-owned subsidiary undertaking by another Member of the Group shall be taken in account to the extent of a proportion thereof equal to the relevant proportion; for the purposes of this paragraph "relevant proportion" shall mean the proportion of the issued equity share capital of such partly-owned subsidiary undertaking which is not attributable (directly or indirectly) to the Company;

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		(4)	"audited balance sheet" shall mean the audited balance sheet of the Company prepared for the purposes of the Companies Acts unless at the date of the then latest such balance sheet there shall have been prepared for such purposes and audited a consolidated balance sheet of the Company and its subsidiary undertakings (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Companies Acts) and in the latter event (a) "audited balance sheet" shall mean such audited consolidated balance sheet of the Company and such subsidiary undertakings, (b) the references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and (c) there shall be excluded any amounts attributable to outside interests in subsidiary undertakings;

		(5)	the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of the Companies Act: if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet; and

		(6)	"the Group" shall mean the Company and its subsidiary undertakings (if any) other than any subsidiary undertaking which is excluded from consolidation in the audited balance sheet.

	(C)	There shall be credited against the amounts of any Borrowings any amounts beneficially owned by any Member of the Group which are deposited with any bank or other person not being a Member of the Group and which are repayable to any Member of the Group on demand or within three months of any demand, subject in the case of money deposited by a partly owned subsidiary, to the exclusion of a proportion thereof equal to the relevant proportion (as defined in paragraph (B)(3)(c) above).

	(D)	A certificate or report by the Auditors as to the amount of the Adjusted Capital and Reserves or the amount of any Borrowings or to the effect that the limit imposed by this Article 113 has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article. Notwithstanding any other provision of this Article 113 the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit contained in this Article 113 is inadvertently exceeded or is exceeded as a result of fluctuations in exchange rates relating to borrowings of the Group denominated or payable in a currency other than sterling, an amount of Borrowings equal to the excess may be disregarded until the expiration of three months after the date on which, by reason of a determination of the Auditors or otherwise, the Directors become aware that the said limit has been inadvertently exceeded as aforesaid.

	(E)	If as a result of any change in legislation relating to or affecting taxation matters, any fixed amount payable by any Member of the Group in respect of any finance lease shall increase and if in consequence the limit hereinbefore contained is exceeded, an amount of Borrowings equal to the excess may be disregarded until the expiration of six months after the date on which the Directors became aware that such situations has arisen.

113.3	Notwithstanding the foregoing no lender or other person dealing with the Company shall be concerned to see or enquire whether the limit imposed by this Article 113 is observed and no

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borrowing incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

PROCEEDINGS OF THE BOARD

114.	Board Meetings

Subject to the provisions of these Articles the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the Chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

115.	Notice of Board Meetings

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent, or intending to be absent, from the United Kingdom may require of the Board that notices of Board meetings shall, during his absence, be sent in writing to him at his last known address or at any other address given by him to the Company for this purpose but such notices of meeting need not be given any earlier than notices given to Directors not so absent. In the absence of any such requisition it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting retrospectively or otherwise.

116.	Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Subject to the provisions of these Articles any Director who ceases to be a Director at a Board meeting may continue to be present, to act as a Director and be counted in the quorum, until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

117.	Participation by Telephone

A Director shall be treated as present in person at a meeting of the Board if he is in communication with the meeting by conference telephone or other communication equipment permitting those attending the meeting to hear one another. Such Director shall be counted in the quorum of the meeting and shall be entitled to vote thereat. A meeting of the Directors to which this Article 117 applies shall be deemed to take place where the majority of those participating is assembled or, if there is no majority, at the place where the Chairman of the meeting is present.

118.	Continuing Directors

The continuing Directors, or a sole continuing Director, may act notwithstanding any vacancy in the Board. If, and so long as, the number of Directors is reduced below any minimum number fixed by, or in accordance with, these Articles, the continuing Directors, or Director, notwithstanding that the number of Directors is below the number fixed by, or in accordance with, these Articles as the quorum, or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of calling General Meetings of the Company, but not for any other purpose. If there are no

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Directors able or willing to act any two Members may call a General Meeting for the purpose of appointing Directors.

119.	Chairman of Board Meetings

The Board may appoint a Chairman and one or more deputy chairmen of its meetings and determine the periods for which they are respectively to hold such offices and may at any time remove any such person from any such offices. If at any time there is more than one deputy Chairman the right in the absence of the Chairman to preside at a meeting of the Board shall be determined between the deputy chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Board. If no such Chairman or deputy Chairman is appointed, or if at any meeting neither the Chairman nor any deputy Chairman is present within five minutes after the time appointed for holding the same and willing to act, the Directors present may appoint one of their number to be Chairman of the meeting.

120.	Delegation to Committees

120.1	The Board may delegate such of its powers, authorities or discretions (with power to sub-delegate) as it may think fit to committees consisting of one or more Members of the Board and (if thought fit) one or more other persons co-opted as hereinafter provided.

120.2	The powers, authorities or discretions so delegated shall include, without limitation, all powers, authorities or discretions which relate, or may relate, to the payment of remuneration to or the conferring of any other benefit on, any member of the Board or persons co-opted to any committee of the Board, as hereinafter provided.

120.3	Any committee so formed shall, in the exercise of the powers, authorities or discretions so delegated, conform to any regulations that may from time to time be imposed by the Board. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and provide for or authorise such co-opted members to have voting rights as members of the committee but so that:

	(A)	the number of co-opted members shall be less than one-half of the total number of members of the committee;

	(B)	no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors; and

	(C)	the Chairman of each committee shall be a Director and in the case of any equality of votes the Chairman of the committee shall have a second or casting vote.

120.4	Insofar as any power, authority or discretion is delegated to a committee in accordance with this Article 120 any reference in these Articles to the exercise by the Board of the power, authority or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee.

121.	Proceedings of Committees

The meetings and proceedings of any committee consisting of two or more persons shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under Article 120.

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122.	Resolution in Writing

A resolution in writing signed or approved by letter, telegram, facsimile, telex or other form of electronic communication by all the Directors for the time being in the United Kingdom (provided that number is sufficient to constitute a quorum) or by all the Members of a committee for the time being in the United Kingdom (provided as aforesaid) shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or Members of the committee concerned.

123.	Validity of Proceedings

All acts done by the Board or by any committee or by any person acting as a Director or Member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Member of the Board, or such committee, or person acting as aforesaid, or that they, or any of them, were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or Member of such committee and had been entitled to vote.

SECRETARY

124.	Appointment and Removal

Subject to the provisions of the Companies Acts the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit and any Secretary so appointed may be removed by the Board.

125.	Dual Capacity

Any provision of the Companies Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by it being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEALS

126.	Powers in Respect of Seal

126.1	The Board shall provide for the safe custody of every Seal. A Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf.

126.2	The Board may determine who shall sign any instrument to which the common seal is affixed and unless otherwise determined it shall be signed by a Director and the secretary or by two Directors.

126.3	The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not be required to be signed.

126.4	Any instrument to which an official seal (other than the common seal or the Securities Seal) is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

126.5	The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals and such powers shall be vested in the Board.

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126.6	The Board may resolve that the Company shall not have a Seal.

127.	Document Without Seal

127.1	Where the Companies Acts so permit, any instrument or document signed by one Director and the Secretary, or by two Directors, and expressed (using any form of words) to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument or document which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Board or a duly authorised committee thereof. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such instrument or document need not be autographic but may be affixed to such instrument or document by some mechanical means or may be printed thereon.

127.2	An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

128.	Official Seal for Use Abroad

Subject to the provisions of the Act, the Company may have an official seal for use in any place abroad.

AUTHENTICATION OF DOCUMENTS

129.	Power to Authenticate

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the holders of any class of share of the Company or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies thereof, or extracts therefrom, as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company, or the holders of any class of share of the Company, or of the Board, or any committee of the Board, that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

130.	Declaration of Dividends

Subject to the provisions of the Companies Acts the Company may by Ordinary Resolution from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution. No dividend shall be declared in excess of the amount recommended by the Board.

131.	Interim Dividends

Subject to the provisions of the Companies Acts in so far as, in the opinion of the Board, the profits of the Company justify such payments the Board may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly, or other, dates prescribed for the payment thereof and may also, from time to time, pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit. If the

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Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred, or deferred, rights.

132.	Entitlements to Dividends

Unless, and to the extent that, the rights attached to any shares, or the terms of issue thereof, otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article 132 no amount paid on a share in advance of calls shall be treated as paid on the share.

133.	Payable out of Profits

No dividend shall be paid otherwise than out of the profits available for the purpose in accordance with the provisions of the Companies Acts.

134.	Declaration and Payment in Any Currency

Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide, dividends may be declared or paid in such currency as the Board determines. The Board may agree with any Member that dividends which may, at any time, or from time to time, be declared, or become due, on his shares in one currency shall be paid or satisfied in another and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

135.	Revenue

Subject to the provisions of the Companies Acts where any asset, business or property is acquired by the Company as from a past date the profits and losses arising therefrom as from such date may, at the discretion of the Board, in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid if any shares or securities are purchased cum dividend or interest such dividend or interest may, at the discretion of the Board, be treated as revenue and it shall not be obligatory to capitalise the same or any part thereof.

136.	Power to Satisfy Lien

136.1	The Board may retain any dividend (or part of a dividend) or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

136.2	The Board may retain the dividends payable upon shares (a) in respect of which any person is, under the provisions of these Articles as to the transmission of shares, entitled to become a Member or (b) that any person is (under the said provisions) entitled to transfer, until either such person shall become a Member in respect of such shares or, as appropriate, shall transfer the same.

136.3	No dividend or other moneys payable on, or in respect of, a share shall bear interest as against the Company, whatever the circumstances of the lateness of payment.

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137.	Waiver

The waiver in whole or in part of any dividend on any share by any document (whether or not a deed) shall be effective only if such document is signed by the Member, or other person entitled on transmission, and delivered to the Office and if, or to the extent that, the same is accepted as such or acted upon by the Company.

138.	Unclaimed Dividends

The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

139.	Distribution in Specie

The Company may, upon the recommendation of the Board, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Board shall give effect to such resolution. Where any difficulty arises in regard to such distribution the Board may settle the same as it thinks expedient. In particular the Board may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board or may exercise the powers conferred by Article 146.

140.	Scrip Dividends

The Board may, with the sanction of an Ordinary Resolution of the Company and subject to such conditions as the Board may determine, in respect of any dividend declared or paid during such period as may be specified in that Ordinary Resolution, offer Members the right to elect to receive shares, credited as fully paid, in whole or in part, instead of cash. In those circumstances the following provisions shall apply:–

140.1	The Directors may in their absolute discretion suspend or terminate (whether temporarily or otherwise) such right to elect and may do such things and acts as are necessary or expedient with regard to, or in order to effect, any such suspension or termination.

140.2	The entitlement of each Member to new shares shall be such that the relevant value thereof shall be as nearly as possible equal to (but not in excess of) the cash amount (disregarding any tax credit) that such Members would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the shares of the Company on the London Stock Exchange, as derived from the London Stock Exchange Daily Official List, on each of the first five dealing days on which the shares are quoted “ex” the relevant dividend or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and, in giving such a certificate or report, the Auditors may rely on advice or information from brokers or other sources of information as they think fit.

140.3	No fraction of a share shall be allotted. The Board may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each such case accumulated on behalf of any Member and such accruals and

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retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such Member of fully paid ordinary shares and/or provisions whereby such payments are or may be made to Members in respect of their fractional entitlements.

140.4	If the Board intends to offer an election in respect of the dividend, it shall announce that intention and, after determining the basis of the allotment (if it decides to proceed with the offer) shall notify Members in writing of the right of election offered to them and shall send forms of election with, or following, such notification and shall specify the procedure to be followed and place at which and the latest date and time by which (being at least 21 days after the despatch of the notice), duly completed forms of election must be lodged in order to be effective.

140.5	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect whereof the said election has been duly made (the “elected shares”) and instead additional shares shall be allotted to the holder of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall capitalise out of such of the sums standing to the credit of reserves (including but not limited to any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

140.6	The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the relevant dividend.

140.7	The Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

140.8	The Board may exclude from any offer any holders of shares where the Board believes that the making of the offer to them would or might involve the contravention of the laws of any territory, or that for any other reason the offer should not be made to them.

140.9	The Board may also from time to time establish or vary a procedure for election by way of mandate under which a Member may make a standing election, in respect of future rights to elect offered to that Member under this Article 140, until the election mandate is revoked in accordance with the procedure.

141.	Method of Payment of Dividends

141.1	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto on transmission, to any one of such persons) or to such persons and such address as such Member or person or persons may in writing direct.

141.2	Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person entitled on transmission may in writing direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

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141.3	Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

141.4	In addition, any such dividend or other sum may (if the Directors shall in their absolute discretion think fit) be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders may in writing direct (subject, in the case of uncertificated shares, to the facilities and requirements of the relevant systems concerned where payment is to be made by means of such system) and payment by such means as aforesaid shall be a good discharge to the Company and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

142.	Joint Holders

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share on transmission, any one of them may give effectual receipts for any dividend or other money payable or property distributable on or in respect of the share.

143.	Reference to Record Date

Any resolution declaring, paying or making a dividend, distribution, allotment or issue in respect of shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Board, may specify that the same shall be paid or made to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be on or at any time before or after the date on which the resolution is passed, and thereupon the dividend, distribution, allotment or issue shall be receivable by them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend, distribution, allotment or issue of transferors and transferees of any such shares.

144.	Uncashed Dividends

The Company may cease to send any cheque or warrant through the post or employ any other means of payment for any dividend payable on any shares, which is normally paid in that manner on those shares, if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or that means of payment has failed or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder but, subject to the provisions of these Articles, the Company shall recommence sending cheques or warrants or employing such means in respect of dividends payable on those shares if the holder of the shares requests such recommencement in writing.

CAPITALISATION OF RESERVES AND PROFITS

145.	Capitalisation of Reserves

145.1	The Board may, before recommending any dividend, set aside out of the profits of the Company such sums which it thinks proper and reserves which shall, at the discretion of the Board, be applicable for any purpose for which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may, from time to time think fit. The Board may also, without placing the same to reserve, carry forward any profits that it may think it prudent not to distribute.

145.2	The Company may, upon the recommendation of the Board, at any time and from time to time pass an Ordinary Resolution to the effect that it is desirable to capitalise all or any part of any

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amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions on the footing that the same be not paid in cash but be applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other.

145.3	The Board shall give effect to a resolution passed pursuant to Article 145.2, provided that, for the purposes of this Article 145, a share premium account and a capital redemption reserve, and any reserve or fund representing undistributable profits, may be applied only in the paying up of unissued shares to be allotted to such Members credited as fully paid up.

146.	Fractions

Where any difficulty arises in regard to any distribution under Article 145 or under Article 139, the Board may settle the same as it thinks expedient and, in particular, may issue fractional certificates or authorise any person to sell and transfer any fractions and arrange for the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions or, if permitted, for the retention of such net proceeds for the benefit of the Company, or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may resolve to ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

ACCOUNTS

147.	Accounting Records

Accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, and otherwise complying with the Companies Acts, shall be kept at the Office or (subject to the provisions of the Companies Acts) at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or ordered by a Court of competent jurisdiction or authorised by the Board or by Ordinary Resolution of the Company.

148.	Distribution of Accounts

148.1	A copy of every annual accounts, including any document required to be annexed thereto, that is to be laid before the Company in General Meeting, together with copies of the Directors’ and Auditors’ reports, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts and the terms of any regulations or arrangements for the time being binding on the Company, and copies shall also be sent in appropriate numbers to the London Stock Exchange in accordance with the terms of any such regulations or arrangements.

148.2	Instead of the documents referred to in Article 148.1 the Company may send to persons entitled thereto a summary financial statement prepared in accordance with the Companies Acts, where permitted by the Acts but any person who is entitled under Article 148.1 to a copy

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of the documents and has not been sent such copy shall be entitled to receive a copy free of charge on application to the Office.

AUDITORS

149.	Duties of Auditors

Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any Member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

150.	Service on Members

Any notice or other document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed as aforesaid. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

151.	Members outside the United Kingdom

Any Member not having a registered address within the United Kingdom may, from time to time, give to the Company an address within the United Kingdom at which notices may be served upon him and shall be entitled to have notices served upon him at such address. Save as aforesaid, no Member other than a Member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company.

152.	Evidence of Service

Any notice or other document, if sent by first class post, shall be deemed to have been served or delivered 24 hours after it was put in the post (or where second class post is employed, 48 hours after it was put in the post) and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

153.	Notice in Case of Death or Bankruptcy

Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share. Such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or claiming through or under him) in the share.

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154.	Notice by Advertisement

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post a General Meeting may be convened by a notice advertised on the same day in at least two leading national daily newspapers in the United Kingdom and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

155.	Notices Returned Undelivered

If on three consecutive occasions notices have been sent through the post to any Member at his registered address or his address for the service of notices but have been returned undelivered, such Member shall not thereafter be entitled to receive notices or other documents from the Company until he shall have supplied the Company in writing with a new registered address or address within the United Kingdom for the service of notices.

156.	Notice to Company

Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid letter addressed to the Company, or to such officer, at the Office.

157.	Reference to the Register

Any notice or other document may be served or delivered by the Company by reference to the Register as it stands at any time not more than 15 days before the date of despatch by the Company. No change in the Register after that time shall invalidate that service or delivery. Where any notice or other document is served on, or delivered to, any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

158.	Notice Provisions subject to the Act

The provisions of these Articles as to notices shall be subject to any requirement of the Companies Acts.

DESTRUCTION OF DOCUMENTS

159.	Destruction by the Company

The Company may destroy:

159.1	any share certificate that has been cancelled at any time after the expiry of one year from the date of such cancellation;

159.2	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification is recorded by the Company;

159.3	any instrument of transfer of shares that has been registered at any time after the expiry of six years from the date of registration; and

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159.4	any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

	(A)	the foregoing provisions of this Article 159 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

	(B)	nothing contained in this Article 159 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article 159.4(A) are not fulfilled; and

	(C)	references in this Article 159 to the destruction of any document include references to its disposal in any manner.

WINDING UP

160.	Power to Present a Petition

The Board shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

161.	Division of Assets

If the Company shall be wound up (whether the liquidation is voluntary or by the Court) the liquidator may, with the authority of an Extraordinary Resolution and subject to any provision sanctioned in accordance with the provisions of the Companies Acts, divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such values as he deems fair upon any assets to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority shall think fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any assets in respect of which there is a liability and the liquidator may make any provision referred to in and sanctioned in accordance with the provisions of the Companies Acts.

INDEMNITY

162.	Right to Indemnity

Subject to the provisions of the Companies Acts every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which

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he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the Court.